UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007 (January 23, 2007)

INDYMAC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-08972	95-3983415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 East Walnut Street, Pasadena, California 91101-7211
(Address of Principal Executive Office)

Registrant’s telephone number, including area code:
(800) 669-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 25, 2007, IndyMac Bancorp, Inc., a Delaware corporation (the “Company” or “Indymac Bancorp”), issued an earnings press release announcing its results of operations and financial condition for the quarter and the year ended December 31, 2006. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto.

On January 25, 2007, the Company will host a live webcast presentation in connection with its quarterly release of earnings. A copy of the Company’s webcast presentation is furnished as Exhibit 99.2 hereto.

ITEM 7.01.  REGULATION FD DISCLOSURE

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Form 8-K may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “forecast,” “intend,” “goal,” “target,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, the effect of economic and market conditions including industry volumes and margins; the level and volatility of interest rates; the Company’s hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of Indymac; the credit risks with respect to our loans and other financial assets; the actions undertaken by both current and potential new competitors; the availability of funds from Indymac’s lenders and from loan sales and securitizations to fund mortgage loan originations and portfolio investments; the execution of Indymac’s growth plans and ability to gain market share in a significant market transition; the impact of disruptions triggered by natural disasters; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that Indymac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K.

While all of the above items are important, the highlighted items represent those that, in management’s view, merit increased focus given current conditions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

HIGHLIGHTS

The following highlights the Company’s consolidated financial condition and results of operations for the quarters and years ended December 31, 2006 and 2005 and the quarter ended September 30, 2006. The 2005 data has been retrospectively adjusted to reflect the stock option expenses under Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment (“SFAS No. 123(R)”). The 2006 data reflects the Company’s adoption of SFAS No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans (“SFAS No. 158”), on December 31, 2006. SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. As a result, the Company recorded in its consolidated balance sheet an increase in pension and other postretirement liability of $10.1 million, deferred taxes of $3.9 million and accumulated other comprehensive income (“AOCI”) of $6.2 million.

References to “Indymac Bancorp” or the “Parent Company” refer to the parent company, IndyMac Bancorp, Inc., alone, while references to “Indymac,” the “Company,” or “we” refer to the parent company and its consolidated subsidiaries. References to “Indymac Bank” or the “Bank” refer to our subsidiary IndyMac Bank, F.S.B. and its consolidated subsidiaries.

Three Months Ended	Year Ended
December 31,	December 31,	September 30,	December 31,	December 31,
2006	2005	2006	2006	2005
(Dollars in millions, except per share data)

Selected Balance Sheet Information (at period end)(1)
Cash and cash equivalents	$542	$443	$521	$542	$443
Securities (trading and available for sale)	5,443	4,102	4,950	5,443	4,102
Loans held for sale	9,468	6,024	8,341	9,468	6,024
Loans held for investment	10,177	8,278	10,030	10,177	8,278
Allowance for loan losses	(62)	(55)	(61)	(62)	(55)
Mortgage servicing rights	1,822	1,094	1,631	1,822	1,094
Other	2,105	1,566	1,973	2,105	1,566
Total Assets	29,495	21,452	27,385	29,495	21,452
Deposits	10,898	7,672	10,111	10,898	7,672
Advances from Federal Home Loan Bank	10,413	6,953	9,333	10,413	6,953
Other borrowings	4,637	4,367	4,595	4,637	4,367
Other liabilities	1,519	917	1,409	1,519	917
Total Liabilities	27,467	19,909	25,448	27,467	19,909
Shareholders’ Equity	2,028	1,543	1,938	2,028	1,543
Income Statement(1)
Net interest income before provision for loan losses	$133	$109	$137	$527	$425
Provision for loan losses	9	2	5	20	10
Gain on sale of loans	165	137	160	668	592
Service fee income	22	19	21	101	44
(Loss) gain on mortgage-backed securities, net	(4)	6	19	21	18
Fee and other income	13	11	14	50	37
Net revenues	320	281	346	1,347	1,106
Operating expenses	211	163	203	789	618
Net earnings	72	70	86	343	293
Basic earnings per share(2)	1.02	1.11	1.25	5.07	4.67
Diluted earnings per share(3)	0.97	1.06	1.19	4.82	4.43
Other Operating Data
Mortgage production	$25,946	$18,025	$23,968	$89,951	$60,774
Total loan production(4)	26,328	18,478	24,439	91,698	62,714
Mortgage industry share(5)	4.51%	2.51%	3.83%	3.59%	2.01%
Pipeline of mortgage loans in process(6)	11,821	10,488	14,556	11,821	10,488
Loans sold	23,417	15,570	19,508	79,049	52,297
Loans sold/mortgage loans produced	90%	86%	81%	88%	86%
Mortgage loans serviced for others (as of period end)(7)	139,817	84,495	124,395	139,817	84,495
Total mortgage loans serviced (as of period end)	147,994	90,721	130,807	147,994	90,721
Average full-time equivalent employees	8,477	6,733	8,186	7,935	6,240
Other Per Share Data
Dividends declared per share	$0.50	$0.42	$0.48	$1.88	$1.56
Dividend payout ratio(8)	52%	40%	40%	39%	35%
Book value per share at period end	27.78	24.02	27.35	27.78	24.02
Closing price per share at period end	45.16	39.02	41.16	45.16	39.02
Average Common Shares (in thousands)
Basic	71,059	63,650	68,866	67,701	62,760
Diluted	74,443	66,737	72,286	71,118	66,115
Performance Ratios
Return on average equity (“ROE”) (annualized)	14.56%	18.62%	18.27%	19.09%	21.23%
Return on average assets (“ROA”) (annualized)	0.85%	1.18%	1.17%	1.17%	1.38%
Net interest income to pretax income after minority interest	122.52%	93.44%	95.97%	94.82%	87.55%
Net interest margin	1.76%	2.01%	2.13%	2.02%	2.16%
Net interest margin, thrift(9)	1.64%	2.02%	2.02%	1.93%	2.10%
Mortgage banking revenue (“MBR”) margin on loans sold(10)	0.91%	1.10%	1.03%	1.06%	1.36%
Efficiency ratio(11)	64%	58%	58%	58%	55%
Operating expenses to loan production	0.80%	0.88%	0.83%	0.86%	0.99%
Balance Sheet and Asset Quality Ratios
Average interest-earning assets	$29,868	$21,614	$25,507	$26,028	$19,645
Average equity	1,969	1,501	1,871	1,796	1,381
Debt to equity ratio(12)	13.5:1	12.9:1	13.1:1	13.5:1	12.9:1
Core capital ratio(13)	7.39%	8.21%	7.60%	7.39%	8.21%
Risk-based capital ratio(13)	11.72%	12.20%	11.62%	11.72%	12.20%
Non-performing assets to total assets	0.63%	0.34%	0.51%	0.63%	0.34%
Allowance for loan losses to total loans held for investment	0.61%	0.67%	0.61%	0.61%	0.67%
Allowance for loan losses to non-performing loans held for investment	57.51%	127.10%	77.43%	57.51%	127.10%
Loan Loss Activity
Allowance for loan losses to annualized net charge-offs	2.0	x	7.2	x	8.2	x	4.9	x	7.2	x
Provision for loan losses to net charge-offs	117.77%	80.97%	267.45%	156.50%	129.57%
Net charge-offs (annualized) to average non-performing loans held for investment	32.47%	17.63%	10.45%	16.82%	16.65%
Net charge-offs (annualized) to average loans held for investment	0.31%	0.10%	0.08%	0.14%	0.10%

(1)	The items under the balance sheet and income statement sections are rounded individually and therefore may not necessarily add up to the total due to such rounding.

(2)	Net earnings for the period divided by weighted average basic shares outstanding for the period.

(3)	Net earnings for the period divided by weighted average dilutive shares outstanding for the period.

(4)	Includes newly originated commitments on construction loans.

(5)	Our market share is calculated based on our total loan production, both purchased (correspondent and conduit) and originated (retail and wholesale), in all channels (the numerator) divided by the Mortgage Bankers Association (“MBA”) January 8, 2007 Mortgage Finance Long-Term Forecast estimate of the overall mortgage market (the denominator). As we review industry publications such as National Mortgage News, we have confirmed that our calculation is consistent with its methodologies for reporting market share of Indymac and our mortgage banking peers. It is important to note that these industry calculations cause purchased mortgages to be counted more than once, i.e., first when they are originated and again by the purchasers (through correspondent and conduit channels) of the mortgages. Therefore, our market share calculation may not be mathematically precise, but it is consistent with industry calculations, which provide investors with a good view of our relative standing compared to the other top mortgage lending peers.

(6)	The amount includes $1.9 billion, $1.3 billion and $2.8 billion of non-specific rate locks on bulk purchases in our conduit channel at December 31, 2006, December 31, 2005 and September 30, 2006, respectively.

(7)	Represents the unpaid principal balance on loans sold with servicing retained by Indymac.

(8)	Dividends declared per common share as a percentage of diluted earnings per share.

(9)	Net interest margin, thrift represents the combined margin from thrift, elimination and other, and corporate overhead.

(10)	Mortgage banking revenue margin is calculated using the sum of consolidated gain on sale of loans and the net interest income earned on loans held for sale by our mortgage banking production divisions divided by total loans sold.

(11)	Defined as operating expenses divided by net interest income and other income.

(12)	Debt includes deposits.

(13)	Ratio is for Indymac Bank and excludes unencumbered cash at the Parent Company available for investment in Indymac Bank. Risk-based capital ratio is calculated based on the regulatory standard risk weighting adjusted for the additional risk weightings for subprime loans.

SUMMARY OF OVERALL RESULTS

Three Months ended December 31, 2006

The Company recorded net earnings of $72.2 million, or $0.97 per share, for the fourth quarter of 2006. This represented an increase of 3% and a decrease of 8% in net earnings and earnings per share, respectively, compared with net earnings of $70.4 million, or $1.06 per share, for the fourth quarter of 2005. The earnings for the fourth quarter of 2005 were retrospectively adjusted to reflect the stock option expenses due to the adoption of SFAS No. 123(R). Weighted-average diluted shares outstanding increased to $74.4 million shares for the fourth quarter of 2006 from $66.7 million shares a year ago, mainly due to the issuance of common stock through the Direct Stock Purchase Plan and exercise of common stock options and warrants. Return on equity was 15% for the fourth quarter of 2006 compared with 19% for the fourth quarter of 2005.

Net revenues in the fourth quarter of 2006 were $319.5 million, reflecting an increase of 14% over the fourth quarter of 2005. Key drivers of this growth included the following:

1) Growth in average interest earning assets of 38% from $21.6 billion during the quarter ended December 31, 2005 to $29.9 billion for the quarter ended December 31, 2006, leading to an increase in net interest income of 21% to $132.6 million. However, Indymac’s net interest margin declined to 1.76% in the fourth quarter of 2006 compared to 2.01% in the fourth quarter of 2005 as we continued to experience the negative impact from the yield curve inversion and an increase in our thrift funding cost due to the maturity of lower rate fixed-rate liability. The increase in average interest earning assets primarily resulted from growth in production, increased retention of securities and loans in our held for investment portfolio, offset by the sale of loans.

2) Growth in our mortgage production of 44% over the fourth quarter of 2005 to an all-time record of $25.9 billion, representing market share of 4.51% based on the industry volume published by the MBA on January 8, 2007. The increase in production led to an increase in loans sold to $23.4 billion, or 90% of mortgage loans produced in the fourth quarter of 2006, and consequently to an increase in gain on sale of loans, a key component of net revenue. This increase in loans sold mitigated the year-over-year decline in the revenue margin on sales. The MBR margin on loans sold was 0.91% in the fourth quarter of 2006, which was down from 1.10% in the fourth quarter of 2005, and 1.03% in the third quarter of 2006. The decline in MBR margin is due to a decline in higher margin pay option ARM volume and due to a higher mix of lower margin conduit and correspondent channel volume.

3) An increase in credit costs related to the loan loss provision, secondary market reserve, and marking-to-market delinquent loans held-for-sale and residuals and non-investment grade securities.

•	Provision for loan loss increased from $1.6 million for the fourth quarter of 2005 to $9.0 million for the fourth quarter of 2006. The increase is a direct result of increased delinquencies in our portfolio. Non-performing assets increased during the quarter to 0.63% of total assets at December 31, 2006 compared to 0.34% of total assets at December 31, 2005. The allowance for loan losses currently represents 2.0 times annualized net charge-offs, down from 7.2 times at December 31, 2005, as annualized net charge-offs in the fourth quarter of 2006 increased to 0.31% of average loans held for investment from 0.10% during the fourth quarter of 2005.

•	Net (loss) gain on mortgage-backed securities decreased from a gain of $5.9 million in the fourth quarter of 2005 to a loss of $4.1 million in the fourth quarter of 2006. The decrease was primarily due to higher unrealized losses on AAA-rated and agency interest-only and residual securities of $10.3 million and increased impairment on mainly residual securities of $4.5 million, partially offset by an increase in unrealized gain on prepayment penalty securities of $2.5 million. The unrealized losses and impairment mainly resulted from higher loss assumptions based on our recent credit experience and projected credit performance in certain HELOC residual securities in our thrift segment. In addition, a change in prepayment modeling on certain residual and non-investment grade securities resulted in an impairment of $5.3 million.

4) Service fee income of $22.1 million in the fourth quarter of 2006 grew 18% over the fourth quarter of 2005 mainly driven by a 65% increase in the principal amount of mortgage loans serviced for others to $139.8 billion at December 31, 2006.

Operating expenses of $210.8 million also reflected a 29% increase from the fourth quarter of 2005, consistent with the growth in our operations and infrastructure investments to execute on our strategy to increase production and revenue. During 2006, we opened three new regional centers, which increased our total regional centers to 16 at December 31, 2006. In addition, average full-time equivalent employees (“FTE”) increased 26% to 8,477 for the fourth quarter of 2006.

The effective tax rate on earnings for the quarter ended December 31, 2006 decreased to 39.1% from the 39.5% for the quarter ended December 31, 2005. The decline was due to a lower blended state tax rate as the Company further expanded geographically into states with lower tax rates. The cumulative effect of the decline for the year and the effect of the decline on the net deferred tax liability further reduced the effective tax rate for the fourth quarter of 2006 to 33.3% from the 39.7% for the fourth quarter of 2005.

Year ended December 31, 2006

For the year ended December 31, 2006, the Company’s net earnings were $342.9 million, or $4.82 per share, an all-time record. This represents an increase of 17% from $293.1 million, or $4.43 per share, for the year ended December 31, 2005, while the industry volumes were down by 17%. The earnings for the year ended December 31,

2005 were also retrospectively adjusted to reflect stock option expenses resulting from the adoption of SFAS No. 123(R). Return on equity was 19% for the year ended December 31, 2006 compared with 21% for the year ended December 31, 2005.

Net revenues of $1.3 billion for 2006 reflect an increase of 22% over 2005. Key drivers of this growth included the following:

1) Growth in average interest earning assets of 32% from $19.6 billion in 2005 to $26.0 billion in 2006, leading to an increase in net interest income of 24% to $526.7 million. The increase is primarily driven by the growth in production as mentioned above. Net interest margin declined from 2.16% to 2.02% during a period in which the Federal Reserve increased short-term interest rates by 100 basis points. The yield curve inversion and increase in thrift segment funding costs mentioned above contributed to the decline. This decline somewhat mitigated the positive impact from the growth in average interest earning assets.

2) Growth in mortgage production of 48% in 2006 over 2005 to $90.0 billion, led to a 51% increase in loans sold to $79.0 billion. Our market share increased from 2.01% in 2005 to 3.59% in 2006. Leading this growth were our Financial Freedom and conduit channels with increases in production of 71% and 90%, respectively. This volume growth mitigated a decline in the MBR margin on loans sold, resulting from the previously mentioned shift in product and channel mix. Increased credit costs also impacted the MBR margin, albeit to a significantly lesser effect. The MBR margin on loans sold was 1.06% in 2006, down from 1.36% in 2005.

3) Provision for loan loss increased from $10.0 million for 2005 to $20.0 million for 2006 due to a considerable increase in our non-performing assets and related charge-offs. The allowance for loan losses currently represents 4.9 times net charge-offs, down from 7.2 times at December 31, 2005 as net charge-offs for 2006 increased 4 basis points to 0.14% of average loans held for investment.

4) Service fee income of $101.3 million in 2006 grew 129% over 2005 driven by the increase in the principal balance of loans serviced for others combined with solid hedging performance and slowing prepayments attributable to higher mortgage rates.

Operating expenses of $789.0 million reflected an increase of 28%, consistent with our strategy for growth as mentioned above. Accordingly, average FTE increased 27% from 6,240 to 7,935 during the year supporting this growth. The effective tax rate on earnings for the year ended December 31, 2006 decreased to 39.1% from the 39.5% for the year ended December 31, 2005. The decline was due to a lower blended state tax rate as mentioned earlier. The effect of the decline on the net deferred tax liability further reduced the effective tax rate for the year ended December 31, 2006 to 38.2%.

SUMMARY OF BUSINESS SEGMENT RESULTS

The Company conducts business substantially through IndyMac Bank, F.S.B. via two primary operating segments, the mortgage banking and the thrift segments. These segments provide clear transparency to the two primary activities in our hybrid model: mortgage banking with high asset turn and high returns on equity, and thrift investing characterized by lower but more consistent returns on equity. Please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2005 (“2005 10-K”), page 23, for further discussions of the divisions within the mortgage banking and thrift segments.

The tables below summarize the quarter-over-quarter performance of Indymac’s divisions. Detailed operating results for each division are provided on pages 9 to 12.

	Mortgage Banking
		MSRs and
		Other	Mortgage				Total
	Production	Retained	Banking			Elimination	Operating	Corporate	Total
	Divisions	Assets	Overhead(1)	Total	Thrift	& Other	Results	Overhead	Company
	(Dollars in thousands)

Net Income Q406	$70,500	$18,117	$(8,684)	$79,933	$24,819	$(3,900)	$100,852	$(28,611)	$72,241
Net Income Q405	60,115	18,609	(7,368)	71,356	32,177	(11,126)	92,407	(21,969)	70,438

$ Change	10,385	(492)	(1,316)	8,577	(7,358)	7,226	8,445	(6,642)	1,803
% Change	17%	(3)%	(18)%	12%	(23)%	65%	9%	(30)%	3%
Average Capital Q406	$668,250	$430,267	$17,246	$1,115,763	$706,480	$2,541	$1,824,784	$143,799	$1,968,583
Average Capital Q405	442,917	225,999	10,273	679,189	583,091	1,696	1,263,976	236,671	1,500,647
% Change	51%	90%	68%	64%	21%	50%	44%	(39)%	31%
ROE Q406	42%	17%	N/A	28%	14%	N/A	22%	N/A	15%
ROE Q405	54%	33%	N/A	42%	22%	N/A	29%	N/A	19%
% Change	(22)%	(49)%	N/A	(32)%	(36)%	N/A	(24)%	N/A	(22)%

(1)	Included production division overhead and servicing overhead of $5.9 million and $2.8 million, respectively, for the fourth quarter of 2006. For the fourth quarter of 2005, the production division overhead and servicing overhead were $4.9 million and $2.5 million, respectively.

	Mortgage Banking Production Divisions
	Mortgage Professionals Group				Consumer	Financial	Production
	Wholesale	Correspondent	Conduit	Total	Direct	Freedom	Divisions
	(Dollars in thousands)

Net Income Q406	$32,658	$1,682	$16,818	$51,158	$594	$18,748	$70,500
Net Income Q405	38,283	2,747	10,750	51,780	(61)	8,396	60,115

$ Change	$(5,625)	$(1,065)	$6,068	$(622)	$655	$10,352	$10,385
% Change	(15)%	(39)%	56%	(1)%	N/M	123%	17%
Average Capital Q406	$235,845	$64,863	$230,960	$531,668	$9,377	$127,205	$668,250
Average Capital Q405	185,391	37,931	132,836	356,158	16,969	69,790	442,917
% Change	27%	71%	74%	49%	(45)%	82%	51%
ROE Q406	55%	10%	29%	38%	25%	58%	42%
ROE Q405	82%	29%	32%	58%	(1)%	48%	54%
% Change	(33)%	(64)%	(10)%	(34)%	N/M	23%	(22)%

	Thrift
				Consumer
	Mortgage-	Prime SFR	Home	Construction	Builder
	Backed	Mortgage	Equity	and Lot	Construction	Warehouse	Discontinued
	Securities	Loans	Division	Loans	Financing	Lending	Products	Total Thrift
	(Dollars in thousands)

Net Income Q406	$3,011	$6,620	$2,851	$5,340	$6,608	$432	$(43)	$24,819
Net Income Q405	4,145	11,382	6,023	4,105	6,743	(220)	(1)	32,177

$ Change	$(1,134)	$(4,762)	$(3,172)	$1,235	$(135)	$652	$(42)	$(7,358)
% Change	(27)%	(42)%	(53)%	30%	(2)%	N/M	N/M	(23)%
Average Capital Q406	$65,217	$246,883	$140,692	$127,789	$107,536	$14,983	$3,380	$706,480
Average Capital Q405	43,861	216,044	109,808	111,183	94,105	3,986	4,104	583,091
% Change	49%	14%	28%	15%	14%	276%	(18)%	21%
ROE Q406	18%	11%	8%	17%	24%	11%	(5)%	14%
ROE Q405	37%	21%	22%	15%	28%	(22)%	—	22%
% Change	(51)%	(49)%	(63)%	13%	(14)%	N/M	N/M	(36)%

Total capital deployed in our operating business segments increased 44% to $1.8 billion in the fourth quarter of 2006 and earned a 22% return on equity before the impact of corporate overhead. Net of corporate overhead and including the excess undeployed capital, Indymac’s average capital of $2.0 billion earned a 15% return on equity for the fourth quarter of 2006.

We deployed 34% of our capital, or $668.3 million, into our mortgage production divisions in the fourth quarter of 2006, an increase of 51% over the fourth quarter of 2005. Mortgage production earnings grew 17%; however the return on equity declined from 54% to 42% reflecting the narrower mortgage banking revenue margins. The wholesale and correspondent divisions reflected stronger production year-over-year, but a reduction in net income as margins were lower in these two business lines year-over-year. Our conduit division had a strong quarter with earnings growth of 56% mainly attributable to growth in production of 78%, while return on equity of 29% remained flat. Our reverse mortgage division continued to demonstrate strong returns with earnings and production growth of 123% and 51%, respectively.

We deployed 22% of our capital, or $430.3 million, into the MSRs and other retained assets division, up from 15% one year ago. This division’s ROE returned to a more normal level, declining from 33% in the fourth quarter of 2005 to 17% in the fourth quarter of 2006. We target our pricing and hedging strategies to earn expected ROE of 18% to 23% for this segment. Given the volatility in this segment, returns in a quarter may substantially exceed or fall below the targeted level.

We deployed 36% of our capital, or $706.5 million, to the thrift segment, a 21% increase over last year. Thrift’s return on equity declined from 22% to 14% over the same period. Net interest margin declined from 1.84% to 1.40%. Factors contributing to the decline included increased non-performing loans, higher cost of funds, higher cost of hedging, and higher premium amortization. As a result, net interest income remained flat in spite of 28% increase in average interest earning assets. Additionally, provision for loan losses and write-downs on HELOC residual securities increased substantially due to worsening credit quality of our portfolio and the collateral supporting the residual securities.

DETAIL CHANNEL SEGMENT RESULTS

The following tables summarize the Company’s financial results for the three months ended December 31, 2006 and 2005 by its two primary segments via each of its operating divisions:

	Mortgage Banking
		MSRs
		and
		Other	Mortgage				Total
	Production	Retained	Banking			Elimination	Operating	Corporate	Total
	Divisions	Assets	Overhead(1)	Total	Thrift	& Other(2)	Results	Overhead	Company
	(Dollars in thousands)

Three Months Ended December 31, 2006
Operating Results
Net interest income	$48,667	$15,758	$428	$64,853	$56,900	$13,763	$135,516	$(2,870)	$132,646
Provision for loan losses	—	—	—	—	(8,953)	—	(8,953)	—	(8,953)
Gain (loss) on sale of loans	155,153	11,788	—	166,941	17,395	(19,365)	164,971	—	164,971
Service fee income	6,455	15,016	—	21,471	(445)	1,097	22,123	—	22,123
Gain (loss) on securities	—	863	—	863	(5,835)	843	(4,129)	—	(4,129)
Other income	495	3,273	858	4,626	8,201	(494)	12,333	513	12,846

Net revenues (expense)	210,770	46,698	1,286	258,754	67,263	(4,156)	321,861	(2,357)	319,504
Operating expenses	157,819	19,875	15,546	193,240	30,417	13,608	237,265	44,623	281,888
Deferred expense under SFAS 91	(63,162)	(2,925)	—	(66,087)	(3,905)	(655)	(70,647)	—	(70,647)

Pretax income (loss)	116,113	29,748	(14,260)	131,601	40,751	(17,109)	155,243	(46,980)	108,263

Net income (loss)	$70,500	$18,117	$(8,684)	$79,933	$24,819	$(3,900)	$100,852	$(28,611)	$72,241

Relevant Financial and Performance Data
Average interest-earning assets	$12,415,322	$1,041,331	$2,974	$13,459,627	$16,122,311	$(90,071)	$29,491,867	$376,247	$29,868,114
Allocated capital	668,250	430,267	17,246	1,115,763	706,480	2,541	1,824,784	143,799	1,968,583
Loans produced	24,210,906	1,009,730	N/A	25,220,636	1,107,380	N/A	26,328,016	N/A	26,328,016
Loans sold	23,335,591	655,085	N/A	23,990,676	1,476,125	(2,049,366)	23,417,435	N/A	23,417,435
MBR margin	0.87%	1.80%	N/A	0.90%	1.18%	N/A	N/A	N/A	0.91%
ROE	42%	17%	N/A	28%	14%	N/A	22%	N/A	15%
ROA	2.20%	2.33%	N/A	1.99%	0.61%	N/A	1.24%	N/A	0.85%
Net interest margin, thrift.	N/A	N/A	N/A	N/A	1.40%	N/A	N/A	N/A	1.64%
Average FTE	4,807	280	1,139	6,226	648	324	7,198	1,279	8,477
Three Months Ended December 31, 2005
Operating Results
Net interest income	$33,883	$8,898	$(1,286)	$41,495	$58,394	$10,977	$110,866	$(1,467)	$109,399
Provision for loan losses	—	—	—	—	(1,553)	—	(1,553)	—	(1,553)
Gain (loss) on sale of loans	136,416	6,555	—	142,971	7,726	(13,307)	137,390	—	137,390
Service fee income	3,767	20,104	—	23,871	1,662	(6,819)	18,714	—	18,714
Gain (loss) on securities	—	4,823	—	4,823	591	519	5,933	—	5,933
Other income	278	694	502	1,474	9,493	(46)	10,921	192	11,113

Net revenues (expense)	174,344	41,074	(784)	214,634	76,313	(8,676)	282,271	(1,275)	280,996
Operating expenses	128,109	10,920	11,394	150,423	27,967	10,360	188,750	34,437	223,187
Deferred expense under SFAS 91	(53,186)	(605)	—	(53,791)	(4,839)	(645)	(59,275)	—	(59,275)

Pretax income (loss)	99,421	30,759	(12,178)	118,002	53,185	(18,391)	152,796	(35,712)	117,084

Net income (loss)	$60,115	$18,609	$(7,368)	$71,356	$32,177	$(11,126)	$92,407	$(21,969)	$70,438

Relevant Financial and Performance Data
Average interest-earning assets	$7,670,179	$578,921	$(546)	$8,248,554	$12,571,207	$(81,156)	$20,738,605	$875,121	$21,613,726
Allocated capital	442,917	225,999	10,273	679,189	583,091	1,696	1,263,976	236,671	1,500,647
Loans produced	16,845,128	353,180	—	17,198,308	1,279,499	—	18,477,807	—	18,477,807
Loans sold	16,256,493	378,474	—	16,634,967	814,811	(1,879,599)	15,570,179	—	15,570,179
MBR margin	1.05%	1.73%	N/A	1.06%	0.95%	N/A	N/A	N/A	1.10%
ROE	54%	33%	N/A	42%	22%	N/A	29%	N/A	19%
ROA	3.04%	4.32%	N/A	2.93%	1.01%	N/A	1.65%	N/A	1.18%
Net interest margin, thrift.	N/A	N/A	N/A	N/A	1.84%	N/A	N/A	N/A	2.02%
Average FTE	3,751	166	877	4,794	639	263	5,696	1,037	6,733

(1)	Included production division overhead and servicing overhead of $5.9 million and $2.8 million, respectively, for the fourth quarter of 2006. For the fourth quarter of 2005, the production division overhead and servicing overhead were $4.9 million and $2.5 million, respectively.

(2)	Included are eliminations, deposits, and treasury items, the details of which are provided on page 12.

The following tables provide additional detail on the results for the production divisions of our mortgage banking segment for the three months ended December 31, 2006 and 2005:

	Mortgage Banking Production Divisions
						Financial
						Freedom	Total
	Mortgage Professionals Group				Consumer	(Reverse	Production
	Wholesale	Correspondent	Conduit	Total	Direct	Mortgage)	Divisions
	(Dollars in thousands)

Three Months Ended December 31, 2006
Operating Results
Net interest income	$17,026	$4,576	$22,383	$43,985	$587	$4,095	$48,667
Provision for loan losses	—	—	—	—	—	—	—
Gain (loss) on sale of loans	81,936	3,396	13,975	99,307	6,961	48,885	155,153
Service fee income	—	—	—	—	—	6,455	6,455
Gain (loss) on securities	—	—	—	—	—	—	—
Other income	—	—	(136)	(136)	443	188	495

Net revenues (expense)	98,962	7,972	36,222	143,156	7,991	59,623	210,770
Operating expenses	87,127	12,621	8,606	108,354	11,690	37,775	157,819
Deferral of expenses under SFAS 91	(41,791)	(7,411)	—	(49,202)	(4,675)	(9,285)	(63,162)

Pretax income (loss)	53,626	2,762	27,616	84,004	976	31,133	116,113

Net income (loss)	$32,658	$1,682	$16,818	$51,158	$594	$18,748	$70,500

Relevant Financial and Performance Data
Average interest-earning assets	$4,522,275	$1,210,104	$5,555,975	$11,288,354	$186,901	$940,067	$12,415,322
Allocated capital	235,845	64,863	230,960	531,668	9,377	127,205	668,250
Loans produced	9,972,068	2,956,718	9,416,480	22,345,266	425,125	1,440,515	24,210,906
Loans sold	9,725,597	2,857,739	9,124,889	21,708,225	446,699	1,180,667	23,335,591
MBR margin	1.02%	0.28%	0.40%	0.66%	1.69%	4.49%	0.87%
Pretax income/loan sold	0.55%	0.10%	0.30%	0.39%	0.22%	2.64%	0.50%
ROE	55%	10%	29%	38%	25%	58%	42%
ROA	2.86%	0.55%	1.19%	1.79%	1.23%	6.41%	2.20%
Net interest margin	1.49%	1.50%	1.60%	1.55%	1.25%	1.73%	1.56%
Average FTE	2,616	274	161	3,051	358	1,398	4,807
Three Months Ended December 31, 2005
Operating Results
Net interest income	$12,747	$3,041	$15,871	$31,659	$1,043	$1,181	$33,883
Provision for loan losses	—	—	—	—	—	—	—
Gain (loss) on sale of loans	84,928	6,359	7,635	98,922	12,234	25,260	136,416
Service fee income	—	—	—	—	—	3,767	3,767
Gain (loss) on securities	—	—	—	—	—	—	—
Other income	—	—	1	1	95	182	278

Net revenues (expense)	97,675	9,400	23,507	130,582	13,372	30,390	174,344
Operating expenses	67,949	9,233	5,739	82,921	21,371	23,817	128,109
Deferral of expenses under SFAS 91	(33,552)	(4,373)	—	(37,925)	(7,898)	(7,363)	(53,186)

Pretax income (loss)	63,278	4,540	17,768	85,586	(101)	13,936	99,421

Net income (loss)	$38,283	$2,747	$10,750	$51,780	$(61)	$8,396	$60,115

Relevant Financial and Performance Data
Average interest-earning assets	$3,640,283	$757,257	$2,721,079	$7,118,619	$319,622	$231,938	$7,670,179
Allocated capital	185,391	37,931	132,836	356,158	16,969	69,790	442,917
Loans produced	8,187,773	1,754,304	5,281,008	15,223,085	667,407	954,636	16,845,128
Loans sold	8,107,509	1,771,113	4,752,684	14,631,306	710,596	914,591	16,256,493
MBR margin	1.20%	0.53%	0.49%	0.89%	1.87%	2.89%	1.05%
Pretax income/loan sold	0.78%	0.26%	0.37%	0.58%	(0.01)%	1.52%	0.61%
ROE	82%	29%	32%	58%	(1)%	48%	54%
ROA	4.16%	1.44%	1.56%	2.87%	(0.07)%	9.02%	3.04%
Net interest margin	1.39%	1.59%	2.31%	1.76%	1.29%	2.02%	1.75%
Average FTE	1,991	188	123	2,302	530	919	3,751

The following tables provide additional detail on the results for the divisions of our thrift segment for the three months ended December 31, 2006 and 2005:

	Thrift
				Consumer
	Mortgage-	Prime SFR	Home	Construction	Builder
	Backed	Mortgage	Equity	and Lot	Construction	Warehouse	Discontinued
	Securities	Loans	Division	Loans	Financing	Lending	Products	Total Thrift
	(Dollars in thousands)

Three Months Ended December 31, 2006
Operating Results
Net interest income	$4,981	$14,555	$8,600	$11,586	$15,460	$1,312	$406	$56,900
Provision for loan losses	—	(4,500)	(1,800)	(1,036)	(1,100)	(92)	(425)	(8,953)
Gain (loss) on sale of loans	—	2,068	6,474	8,853	—	—	—	17,395
Service fee income	—	—	(445)	—	—	—	—	(445)
Gain (loss) on securities	265	—	(6,017)	(83)	—	—	—	(5,835)
Other income	—	447	2,078	4,593	552	531	—	8,201

Net revenues (expense)	5,246	12,570	8,890	23,913	14,912	1,751	(19)	67,263
Operating expenses	302	1,700	4,420	17,069	5,832	1,042	52	30,417
Deferral of expenses under SFAS 91	—	—	(211)	(1,924)	(1,770)	—	—	(3,905)

Pretax income (loss)	4,944	10,870	4,681	8,768	10,850	709	(71)	40,751

Net income (loss)	$3,011	$6,620	$2,851	$5,340	$6,608	$432	$(43)	$24,819

Relevant Financial and Performance Data
Average interest-earning assets	$3,806,347	$6,548,868	$1,794,929	$2,605,291	$1,141,871	$187,876	$37,129	$16,122,311
Allocated capital	65,217	246,883	140,692	127,789	107,536	14,983	3,380	706,480
Loans produced	—	—	17,177	708,443	381,760	—	—	1,107,380
Loans sold	—	167,451	767,620	541,054	—	—	—	1,476,125
ROE	18%	11%	8%	17%	24%	11%	(5)%	14%
ROA	0.31%	0.40%	0.61%	0.81%	2.31%	0.91%	(0.52)%	0.61%
Net interest margin	0.52%	0.88%	1.90%	1.76%	5.37%	2.77%	4.34%	1.40%
Efficiency ratio	6%	10%	39%	61%	25%	57%	13%	35%
Average FTE	4	12	80	404	118	30	—	648
Three Months Ended December 31, 2005
Operating Results
Net interest income	$6,989	$18,416	$8,724	$9,354	$13,999	$328	$584	$58,394
Provision for loan losses	—	(300)	—	(351)	—	(2)	(900)	(1,553)
Gain (loss) on sale of loans	92	1,350	602	5,482	—	—	200	7,726
Service fee income	—	331	1,331	—	—	—	—	1,662
Gain (loss) on securities	—	—	866	(275)	—	—	—	591
Other income	—	—	2,528	6,565	253	147	—	9,493

Net revenues (expense)	7,081	19,797	14,051	20,775	14,252	473	(116)	76,313
Operating expenses	230	984	4,595	16,826	4,609	837	(114)	27,967
Deferral of expenses under SFAS 91	—	—	(500)	(2,836)	(1,503)	—	—	(4,839)

Pretax income (loss)	6,851	18,813	9,956	6,785	11,146	(364)	(2)	53,185

Net income (loss)	$4,145	$11,382	$6,023	$4,105	$6,743	$(220)	$(1)	$32,177

Relevant Financial and Performance Data
Average interest-earning assets	$2,351,249	$5,190,691	$1,795,142	$2,247,464	$899,698	$40,651	$46,312	$12,571,207
Allocated capital	43,861	216,044	109,808	111,183	94,105	3,986	4,104	583,091
Loans produced	—	—	52,584	773,782	453,133	—	—	1,279,499
Loans sold	—	74,537	98,867	641,407	—	—	—	814,811
ROE	37%	21%	22%	15%	28%	(22)%	—	22%
ROA	0.69%	0.87%	1.30%	0.73%	3.00%	(2.13)%	(0.01)%	1.01%
Net interest margin	1.18%	1.41%	1.93%	1.65%	6.17%	3.20%	5.00%	1.84%
Efficiency ratio	3%	5%	29%	66%	22%	176%	(15)%	30%
Average FTE	5	12	52	445	98	23	4	639

The following tables provide additional detail on deposits, treasury and eliminations for the three months ended December 31, 2006 and 2005:

			Eliminations
			Interdivision	MSR Economic
	Deposits	Treasury	Loan Sales	Value	Other	Total
	(Dollars in thousands)

Three months ended December 31, 2006
Operating Results
Net interest income	$—	$(55)	$9,619	$—	$4,199	$13,763
Provision for loan losses	—	—	—	—	—	—
Gain (loss) on sale of loans	—	—	(19,365)	—	—	(19,365)
Service fee income	—	—	1,097	—	—	1,097
Gain (loss) on securities	—	—	843	—	—	843
Other income	907	167	—	—	(1,568)	(494)

Net revenues (expense)	907	112	(7,806)	—	2,631	(4,156)
Operating expenses	7,361	2,465	—	—	3,782	13,608
Deferral of expenses under SFAS 91	—	—	—	—	(655)	(655)

Pretax income (loss)	(6,454)	(2,353)	(7,806)	—	(496)	(17,109)

Net income (loss)	$(3,930)	$(1,433)	$(4,754)	$—	$6,217	$(3,900)

Relevant Financial and Performance Data
Average interest-earning assets	$183	$—	$(90,254)	$—	$—	$(90,071)
Allocated capital	2,541	—	—	—	—	2,541
Loans produced	N/A	N/A	N/A	—	—	N/A
Loans sold	N/A	N/A	(2,049,366)	N/A	N/A	(2,049,366)
ROE	N/A	N/A	N/A	N/A	N/A	N/A
ROA	N/A	N/A	N/A	N/A	N/A	N/A
Net interest margin	N/A	N/A	N/A	N/A	N/A	N/A
Efficiency ratio	N/A	N/A	N/A	N/A	N/A	N/A
Average FTE	277	47	—	—	—	324
Three months ended December 31, 2005
Operating Results
Net interest income	$—	$448	$5,859	$—	$4,670	$10,977
Provision for loan losses	—	—	—	—	—	—
Gain (loss) on sale of loans	—	—	(13,307)	—	—	(13,307)
Service fee income	—	—	2,901	(9,720)	—	(6,819)
Gain (loss) on securities	—	—	519	—	—	519
Other income	685	154	—	—	(885)	(46)

Net revenues (expense)	685	602	(4,028)	(9,720)	3,785	(8,676)
Operating expenses	4,140	1,640	—	—	4,580	10,360
Deferral of expenses under SFAS 91	—	—	—	—	(645)	(645)

Pretax income (loss)	(3,455)	(1,038)	(4,028)	(9,720)	(150)	(18,391)

Net income (loss)	$(2,090)	$(628)	$(2,437)	$(5,881)	$(90)	$(11,126)

Relevant Financial and Performance Data
Average interest-earning assets	$193	$—	$(81,349)	$—	$—	$(81,156)
Allocated capital	1,696	—	—	—	—	1,696
Loans produced	—	—	—	—	—	—
Loans sold	N/A	N/A	(1,879,599)	N/A	N/A	(1,879,599)
ROE	N/A	N/A	N/A	N/A	N/A	N/A
ROA	N/A	N/A	N/A	N/A	N/A	N/A
Net interest margin	N/A	N/A	N/A	N/A	N/A	N/A
Efficiency ratio	N/A	N/A	N/A	N/A	N/A	N/A
Average FTE	230	33	—	—	—	263

Accounting Methodology for Reporting Segment Financial Results

The profitability of each operating channel is measured on a fully-leveraged basis after allocating capital based on regulatory risk-based capital rules. The Company uses a fund transfer pricing (“FTP”) system to allocate interest expense to the operating channels. Each operating channel is allocated funding with maturities and interest rates matched with the expected lives and repricing frequencies of the channel’s assets. The difference between these allocations and the Company’s actual net interest income and capital levels resulting from centralized management of funding costs is reported in the Treasury unit and Corporate Overhead, respectively. Trust preferred securities are allocated to the operating channels which results in higher interest expense at the operating channel level but reduces their capital charge. This is more reflective of our use of trust preferred securities as a component of capital.

The mortgage production divisions are credited with gain on sale of loans based on the actual amount realized for loans sold in the period for the divisions. Loans are occasionally transferred (“sold”) from the production divisions to the thrift divisions at a price based on the estimated fair value, which typically resulted in a premium. The premium for the loans is recorded as a gain in the production divisions and a premium on the asset in the thrift divisions and eliminated in consolidation. In subsequent periods, this premium is amortized as part of the thrift divisions’ net interest margin and the amortization is reversed in Eliminations.

Under Statement of Financial Accounting Standards No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases” (“SFAS No. 91”), certain fees and related incremental direct costs associated with originating loans are required to be deferred when incurred. SFAS No. 91 fees and expenses are deferred at production and subsequently recognized at sale. This is reflected as a reclassification reducing operating expenses and loan fees with the net deferral reported as a component of the gain on sale. The deferral of direct origination costs is shown separately as a contra to the gross operating expenses in the detail segment tables on pages 9 to 12 to enable the computation of gross cost per funded loan.

The Company hedges the MSRs to protect their economic value. The results in the business segment tables above reflect the economic fair value of MSRs. Prior to the adoption of Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets,” (“SFAS No. 156”) on January 1, 2006, the economic fair value may have varied from the generally accepted accounting principles (“GAAP”) value due to the lower of cost or market limitations of GAAP. Differences between the economic value and the GAAP value were eliminated in consolidation. Also during the second quarter of 2006, the Company revised its capital allocation on MSRs to conform to updated regulatory capital guidelines. Prior period segment data was revised accordingly.

The Company’s corporate overhead costs such as corporate salaries and related expenses, and non-recurring corporate items are not allocated to the operating channels. Also, for purposes of calculating average interest-earning assets, the allowance for loan losses is excluded.

PRODUCT PROFITABILITY ANALYSIS

As part of our process of measuring results and holding managers responsible for specific targets, we evaluate profitability at the product level in addition to our segment results. We currently have four product groups: standard consumer home loans held for sale, specialty consumer home loans held for sale and/or investment, home loans and related investment, and specialty commercial loans held for investment. Please refer to the Company’s 2005 10-K, pages 31 to 37, for further discussion on the products included within each product group.

The following tables summarize the profitability for the four product groups for the three months ended December 31, 2006 and 2005:

			Home
	Standard	Specialty	Loans &	Specialty
	Consumer	Consumer	Related	Commercial			Total
	Home Loans	Home Loans	Investments	Loans	Treasury	Overhead	Company
	(Dollars in thousands)

Three Months Ended December 31, 2006
Operating Results
Net interest income	$37,533	$39,062	$34,190	$19,765	$(55)	$2,151	$132,646
Provision for loan losses	—	(3,196)	(4,500)	(1,257)	—	—	(8,953)
Gain (loss) on sale of loans	85,957	65,158	13,856	—	—	—	164,971
Service fee income	—	8,479	13,093	—	—	551	22,123
Gain (loss) on securities	—	(7,331)	3,202	—	—	—	(4,129)
Other income	—	7,012	2,299	2,351	167	1,017	12,846

Net revenue (expense)	123,490	109,184	62,140	20,859	112	3,719	319,504
Variable expenses	59,897	43,164	4,635	2,501	—	—	110,197
Deferral of expenses under SFAS 91	(47,036)	(19,447)	(2,326)	(1,838)	—	—	(70,647)
Fixed expenses	50,626	26,106	15,603	5,579	2,465	71,312	171,691

Pretax income (loss)	60,003	59,361	44,228	14,617	(2,353)	(67,593)	108,263

Net income (loss)	$36,541	$35,939	$26,935	$8,902	$(1,433)	$(34,643)	$72,241

Balance Sheet Data
Average interest-earning assets	$10,881,478	$5,800,889	$11,264,360	$1,564,671	$—	$356,716	$29,868,114
Allocated capital	$493,217	$398,601	$687,865	$140,025	$—	$248,875	$1,968,583
Performance Ratios
ROE	29%	36%	16%	25%	N/A	N/A	15%
Net interest margin	1.37%	2.67%	1.20%	5.01%	N/A	N/A	1.76%
MBR margin	0.64%	2.29%	1.68%	N/A	N/A	N/A	0.91%
Efficiency ratio	51%	44%	27%	28%	N/A	N/A	64%
Operating Data
Loan production	$20,506,295	$4,499,878	$895,800	$426,043	$—	$—	$26,328,016
Loans sold	$19,214,483	$3,380,416	$822,536	$—	$—	$—	$23,417,435
Three Months Ended December 31, 2005
Operating Results
Net interest income	$25,115	$29,047	$35,827	$17,850	$448	$1,112	$109,399
Provision for loan losses	—	(1,144)	(300)	(109)	—	—	(1,553)
Gain (loss) on sale of loans	95,069	34,324	7,997	—	—	—	137,390
Service fee income	—	5,098	20,021	—	—	(6,405)	18,714
Gain (loss) on securities	—	591	5,342	—	—	—	5,933
Other income	—	8,564	694	1,111	154	590	11,113

Net revenue (expense)	120,184	76,480	69,581	18,852	602	(4,703)	280,996
Variable expenses	56,084	35,846	704	3,757	—	—	96,391
Deferral of expenses under SFAS 91	(40,989)	(16,027)	(605)	(1,654)	—	—	(59,275)
Fixed expenses	40,618	16,183	10,791	3,013	1,640	54,551	126,796

Pretax income (loss)	64,471	40,478	58,691	13,736	(1,038)	(59,254)	117,084

Net income (loss)	$39,005	$24,455	$35,508	$8,310	$(628)	$(36,212)	$70,438

Balance Sheet Data
Average interest-earning assets	$6,888,588	$4,622,341	$8,100,298	$1,158,549	$—	$843,950	$21,613,726
Allocated capital	$326,307	$272,609	$484,876	$115,747	$—	$301,108	$1,500,647
Performance Ratios
ROE	47%	36%	29%	28%	N/A	N/A	19%
Net interest margin	1.45%	2.49%	1.75%	6.11%	N/A	N/A	2.01%
MBR margin	0.90%	2.54%	1.77%	N/A	N/A	N/A	1.10%
Efficiency ratio	46%	46%	16%	27%	N/A	N/A	58%
Operating Data
Loan production	$14,268,829	$3,430,254	$254,646	$524,078	$—	$—	$18,477,807
Loans sold	$13,418,141	$1,699,027	$453,011	$—	$—	$—	$15,570,179

The following tables provide additional detail on the profitability for the standard consumer home loans held for sale group for the three months ended December 31, 2006 and 2005:

	Standard Consumer Home Loans Held for Sale
	Agency
	Conforming	Alt-A	Subprime	Total
	(Dollars in thousands)

Three Months Ended December 31, 2006
Operating Results
Net interest income	$476	$30,153	$6,904	$37,533
Provision for loan losses	—	—	—	—
Gain (loss) on sale of loans	402	79,617	5,938	85,957
Service fee income	—	—	—	—
Gain (loss) on securities	—	—	—	—
Other income	—	—	—	—

Net revenues (expense)	878	109,770	12,842	123,490
Variable expenses	2,523	49,447	7,927	59,897
Deferral of expenses under SFAS 91	(1,983)	(38,822)	(6,231)	(47,036)
Fixed expenses	1,740	43,700	5,186	50,626

Pretax income (loss)	(1,402)	55,445	5,960	60,003

Net income (loss)	$(854)	$33,766	$3,629	$36,541

Balance Sheet Data
Average interest-earning assets	$174,065	$9,266,919	$1,440,494	$10,881,478
Allocated capital	$7,058	$398,939	$87,220	$493,217
Performance Ratios
ROE	(48)%	34%	17%	29%
Net interest margin	1.08%	1.29%	1.90%	1.37%
MBR margin	0.26%	0.61%	1.57%	0.64%
Efficiency ratio	260%	49%	54%	51%
Operating Data
Loan production	$337,930	$19,314,008	$854,357	$20,506,295
Loans sold	$334,845	$18,062,672	$816,966	$19,214,483
Three Months Ended December 31, 2005
Operating Results
Net interest income	$587	$17,690	$6,838	$25,115
Provision for loan losses	—	—	—	—
Gain (loss) on sale of loans	1,213	88,714	5,142	95,069
Service fee income	—	—	—	—
Gain (loss) on securities	—	—	—	—
Other income	—	—	—	—

Net revenues (expense)	1,800	106,404	11,980	120,184
Variable expenses	2,471	46,380	7,233	56,084
Deferral of expenses under SFAS 91	(1,810)	(33,882)	(5,297)	(40,989)
Fixed expenses	1,418	35,028	4,172	40,618

Pretax income (loss)	(279)	58,878	5,872	64,471

Net income (loss)	$(169)	$35,621	$3,553	$39,005

Balance Sheet Data
Average interest-earning assets	$134,268	$5,914,502	$839,818	$6,888,588
Allocated capital	$5,825	$277,028	$43,454	$326,307
Performance Ratios
ROE	(12)%	51%	32%	47%
Net interest margin	1.73%	1.19%	3.23%	1.45%
MBR margin	0.58%	0.85%	1.98%	0.90%
Efficiency ratio	116%	45%	51%	46%
Operating Data
Loan production	$220,352	$13,359,065	$689,412	$14,268,829
Loans sold	$312,365	$12,500,427	$605,349	$13,418,141

The following tables provide additional detail on the profitability for the specialty consumer home loans held for sale and/or investment group for the three months ended December 31, 2006 and 2005:

	Specialty Consumer Home Loans Held for Sale and/or Investment
	HELOCs/	Reverse
	Seconds	Mortgages	CTP/Lot	Discontinued	Total
	(Dollars in thousands)

Three Months Ended December 31, 2006
Operating Results
Net interest income	$21,845	$4,095	$12,716	$406	$39,062
Provision for loan losses	(1,800)	—	(971)	(425)	(3,196)
Gain (loss) on sale of loans	5,800	48,885	10,473	—	65,158
Service fee income	2,024	6,455	—	—	8,479
Gain (loss) on securities	(7,248)	—	(83)	—	(7,331)
Other income	3,499	188	3,325	—	7,012

Net revenues (expense)	24,120	59,623	25,460	(19)	109,184
Variable expenses	12,592	22,424	8,148	—	43,164
Deferral of expenses under SFAS 91	(8,306)	(9,285)	(1,856)	—	(19,447)
Fixed expenses	2,988	15,351	7,715	52	26,106

Pretax income (loss)	16,846	31,133	11,453	(71)	59,361

Net income (loss)	$10,259	$18,748	$6,975	$(43)	$35,939

Balance Sheet Data
Average interest-earning assets	$2,462,131	$940,067	$2,361,562	$37,129	$5,800,889
Allocated capital	$239,344	$46,298	$109,579	$3,380	$398,601
Performance Ratios
ROE	17%	161%	25%	(5)%	36%
Net interest margin	3.52%	1.73%	2.14%	4.34%	2.67%
MBR margin	0.84%	4.49%	1.94%	N/A	2.29%
Efficiency ratio	28%	48%	53%	13%	44%
Operating Data
Loan production	$1,856,621	$1,440,515	$1,202,742	$—	$4,499,878
Loans sold	$1,658,695	$1,180,667	$541,054	$—	$3,380,416
Three Months Ended December 31, 2005
Operating Results
Net interest income	$17,833	$1,181	$9,449	$584	$29,047
Provision for loan losses	—	—	(244)	(900)	(1,144)
Gain (loss) on sale of loans	49	25,260	8,815	200	34,324
Service fee income	1,331	3,767	—	—	5,098
Gain (loss) on securities	866	—	(275)	—	591
Other income	2,528	182	5,854	—	8,564

Net revenues (expense)	22,607	30,390	23,599	(116)	76,480
Variable expenses	11,133	15,492	9,221	—	35,846
Deferral of expenses under SFAS 91	(5,979)	(7,363)	(2,685)	—	(16,027)
Fixed expenses	1,690	8,325	6,282	(114)	16,183

Pretax income (loss)	15,763	13,936	10,781	(2)	40,478

Net income (loss)	$9,537	$8,396	$6,523	$(1)	$24,455

Balance Sheet Data
Average interest-earning assets	$2,322,757	$231,938	$2,021,334	$46,312	$4,622,341
Allocated capital	$154,424	$21,347	$92,734	$4,104	$272,609
Performance Ratios
ROE	25%	156%	28%	—	36%
Net interest margin	3.05%	2.02%	1.85%	5.00%	2.49%
MBR margin	5.33%	2.89%	1.37%	N/A	2.54%
Efficiency ratio	30%	54%	54%	(15)%	46%
Operating Data
Loan production	$1,218,301	$954,636	$1,257,317	$—	$3,430,254
Loans sold	$143,241	$914,591	$641,195	$—	$1,699,027

The following tables provide additional detail on the profitability for the home loans and related investments group for the three months ended December 31, 2006 and 2005:

	Home Loans and Related Investments
	Retained Assets		SFR Loans
	and Retention		Held for
	Activities	MBS	Investment	Total
	(Dollars in thousands)

Three Months Ended December 31, 2006
Operating Results
Net interest income	$12,519	$4,981	$16,690	$34,190
Provision for loan losses	—	—	(4,500)	(4,500)
Gain (loss) on sale of loans	11,788	—	2,068	13,856
Service fee income	13,093	—	—	13,093
Gain (loss) on securities	2,937	265	—	3,202
Other income	1,852	—	447	2,299

Net revenues (expense)	42,189	5,246	14,705	62,140
Variable expenses	4,635	—	—	4,635
Deferral of expenses under SFAS 91	(2,326)	—	—	(2,326)
Fixed expenses	13,601	302	1,700	15,603

Pretax income (loss)	26,279	4,944	13,005	44,228

Net income (loss)	$16,004	$3,011	$7,920	$26,935

Balance Sheet Data
Average interest-earning assets	$934,701	$3,806,347	$6,523,312	$11,264,360
Allocated capital	$376,787	$65,217	$245,861	$687,865
Performance Ratios
ROE	17%	18%	13%	16%
Net interest margin	5.31%	0.52%	1.02%	1.20%
MBR margin	1.80%	N/A	N/A	1.68%
Efficiency ratio	38%	6%	9%	27%
Operating Data
Loan production	$895,800	$—	$—	$895,800
Loans sold	$655,085	$—	$167,451	$822,536
Three Months Ended December 31, 2005
Operating Results
Net interest income	$8,898	$6,989	$19,940	$35,827
Provision for loan losses	—	—	(300)	(300)
Gain (loss) on sale of loans	6,555	92	1,350	7,997
Service fee income	19,690	—	331	20,021
Gain (loss) on securities	5,342	—	—	5,342
Other income	694	—	—	694

Net revenues (expense)	41,179	7,081	21,321	69,581
Variable expenses	704	—	—	704
Deferral of expenses under SFAS 91	(605)	—	—	(605)
Fixed expenses	9,577	230	984	10,791

Pretax income (loss)	31,503	6,851	20,337	58,691

Net income (loss)	$19,059	$4,145	$12,304	$35,508

Balance Sheet Data
Average interest-earning assets	$578,921	$2,351,249	$5,170,128	$8,100,298
Allocated capital	$225,999	$43,861	$215,016	$484,876
Performance Ratios
ROE	33%	37%	23%	29%
Net interest margin	6.10%	1.18%	1.53%	1.75%
MBR margin	1.73%	N/A	N/A	1.77%
Efficiency ratio	23%	3%	5%	16%
Operating Data
Loan production	$254,646	$—	$—	$254,646
Loans sold	$378,474	$—	$74,537	$453,011

The following tables provide additional detail on the profitability for the specialty commercial loans held for investment group for the three months ended December 31, 2006 and 2005:

	Specialty Commercial Loans Held for Investment
	Single		Warehouse
	Spec	Subdivision	Lending	Total
	(Dollars in thousands)

Three Months Ended December 31, 2006
Operating Results
Net interest income	$2,993	$15,460	$1,312	$19,765
Provision for loan losses	(65)	(1,100)	(92)	(1,257)
Gain (loss) on sale of loans	—	—	—	—
Service fee income	—	—	—	—
Gain (loss) on securities	—	—	—	—
Other income	1,268	552	531	2,351

Net revenues (expense)	4,196	14,912	1,751	20,859
Variable expenses	667	1,834	—	2,501
Deferral of expenses under SFAS 91	(68)	(1,770)	—	(1,838)
Fixed expenses	539	3,998	1,042	5,579

Pretax income (loss)	3,058	10,850	709	14,617

Net income (loss)	$1,862	$6,608	$432	$8,902

Balance Sheet Data
Average interest-earning assets	$234,924	$1,141,871	$187,876	$1,564,671
Allocated capital	$17,506	$107,536	$14,983	$140,025
Performance Ratios
ROE	42%	24%	N/A	25%
Net interest margin	5.05%	5.37%	N/A	5.01%
Efficiency ratio	27%	25%	N/A	28%
Operating Data
Loan production	$44,283	$381,760	$—	$426,043
Loans sold	$—	$—	$—	$—
Three Months Ended December 31, 2005
Operating Results
Net interest income	$3,523	$13,999	$328	$17,850
Provision for loan losses	(107)	—	(2)	(109)
Gain (loss) on sale of loans	—	—	—	—
Service fee income	—	—	—	—
Gain (loss) on securities	—	—	—	—
Other income	711	253	147	1,111

Net revenues (expense)	4,127	14,252	473	18,852
Variable expenses	832	2,925	—	3,757
Deferral of expenses under SFAS 91	(151)	(1,503)	—	(1,654)
Fixed expenses	492	1,684	837	3,013

Pretax income (loss)	2,954	11,146	(364)	13,736

Net income (loss)	$1,787	$6,743	$(220)	$8,310

Balance Sheet Data
Average interest-earning assets	$218,200	$899,698	$40,651	$1,158,549
Allocated capital	$17,656	$94,105	$3,986	$115,747
Performance Ratios
ROE	40%	28%	N/A	28%
Net interest margin	6.41%	6.17%	N/A	6.11%
Efficiency ratio	28%	22%	N/A	27%
Operating Data
Loan production	$70,945	$453,133	$—	$524,078
Loans sold	$—	$—	$—	$—

The following tables provide additional detail on the overhead costs for the three months ended December 31, 2006 and 2005:

					Total
	Servicing OH	MB OH	Deposit OH	Corporate OH	Overhead
		(Dollars in thousands)

Three Months Ended December 31, 2006
Operating Results
Net interest income	$(60)	$488	$4,199	$(2,476)	$2,151
Provision for loan losses	—	—	—	—	—
Gain (loss) on sale of loans	—	—	—	—	—
Service fee income	—	—	—	551	551
Gain (loss) on securities	—	—	—	—	—
Other income	773	85	907	(748)	1,017

Net revenues (expense)	713	573	5,106	(2,673)	3,719
Variable expenses	—	—	—	—	—
Deferral of expenses under SFAS 91	—	—	—	—	—
Fixed expenses	5,269	10,277	11,560	44,206	71,312

Pretax income (loss)	(4,556)	(9,704)	(6,454)	(46,879)	(67,593)

Net income (loss)	$(2,775)	$(5,910)	$(3,930)	$(22,028)	$(34,643)

Balance Sheet Data
Average interest-earning assets	$8	$2,966	$183	$353,559	$356,716
Allocated capital	$359	$16,887	$2,541	$229,088	$248,875
Performance Ratios
ROE	N/A	N/A	N/A	N/A	N/A
Net interest margin	N/A	N/A	N/A	N/A	N/A
Efficiency ratio	N/A	N/A	N/A	N/A	N/A
Operating Data
Loan production	$—	$—	$—	$—	$—
Loans sold	$—	$—	$—	$—	$—
Three Months Ended December 31, 2005
Operating Results
Net interest income	$(44)	$(1,242)	$4,346	$(1,948)	$1,112
Provision for loan losses	—	—	—	—	—
Gain (loss) on sale of loans	—	—	—	—	—
Service fee income	—	—	—	(6,405)	(6,405)
Gain (loss) on securities	—	—	—	—	—
Other income	507	(5)	685	(597)	590

Net revenues (expense)	463	(1,247)	5,031	(8,950)	(4,703)
Variable expenses	—	—	—	—	—
Deferral of expenses under SFAS 91	—	—	—	—	—
Fixed expenses	4,506	6,888	8,486	34,671	54,551

Pretax income (loss)	(4,043)	(8,135)	(3,455)	(43,621)	(59,254)

Net income (loss)	$(2,446)	$(4,922)	$(2,090)	$(26,754)	$(36,212)

Balance Sheet Data
Average interest-earning assets	$—	$(546)	$193	$844,303	$843,950
Allocated capital	$728	$9,545	$1,696	$289,139	$301,108
Performance Ratios
ROE	N/A	N/A	N/A	N/A	N/A
Net interest margin	N/A	N/A	N/A	N/A	N/A
Efficiency ratio	N/A	N/A	N/A	N/A	N/A
Operating Data
Loan production	$—	$—	$—	$—	$—
Loans sold	$—	$—	$—	$—	$—

LOAN PRODUCTION

The Company’s total mortgage production of $25.9 billion for the fourth quarter of 2006 reflects a record high, up 8% compared to the third quarter of 2006, and up 44% from the fourth quarter of 2005. However, the total pipeline on December 31, 2006, decreased 19% from September 30, 2006, to $11.8 billion, although up 13% from December 31, 2005. The production growth was accomplished through our continued drive to leverage our mortgage banking platform. The mortgage professionals group, including conduit, increased its volume by 47% over the fourth quarter of 2005, contributing 90% of our production growth. Total loan production, including subdivision construction, reached $26.3 billion for the fourth quarter of 2006, also a record for the Company. During 2006, we opened three new operations centers. We expect to continue our growth by expanding into new regions, hiring new salespeople, and rolling out new products.

On January 8, 2007, the MBA issued an estimate of the industry volume for 2006 of $2.5 trillion, which represents a 17% decline from 2005. The fourth quarter of 2006 estimate of $575 billion represents an 8% decrease from the third quarter of 2006, and a 20% decline from the fourth quarter of 2005. Based on this forecast, our market share is 4.51% this quarter, up from 3.83% in the third quarter of 2006 and 2.51% in the fourth quarter of 2005 in spite of overall industry volume decline.

Total mortgage production for the year ended December 31, 2006 increased 48% to $90.0 billion. Strong production from conduit and Financial Freedom, which increased 90% and 71%, respectively, contributed to this overall growth. The Company has also improved its retention activities with volume from servicing retention increasing 150% during the same period. As a result, Indymac’s market share increased from 2.01% in 2005 to 3.59% in 2006.

The following summarizes our loan production and pipeline by purpose, interest rate type, product type, S&P lifetime loss estimate, geographic distribution, and channels as of and for the quarters ended December 31, 2006 and 2005 and September 30, 2006:

	As of and for the Three Months Ended
	December 31,	December 31,	%	September 30,	%
	2006	2005	Change	2006	Change
	(Dollars in millions)

Production and Pipeline by Purpose:
Mortgage loan production:
Purchase transactions	$9,445	$6,917	37%	$9,682	(2)%
Cash-out refinance transactions	11,956	8,745	37%	10,656	12%
Rate/term refinance transactions	4,545	2,363	92%	3,630	25%

Total mortgage loan production	$25,946	$18,025	44%	$23,968	8%

% purchase and cash-out refinance transactions	82%	87%		85%
Mortgage industry market share	4.51%	2.51%	80%	3.83%	18%
Mortgage pipeline:
Purchase transactions	$3,914	$3,617	8%	$4,595	(15)%
Cash-out refinance transactions	4,193	4,332	(3)%	5,210	(20)%
Rate/term refinance transactions	1,792	1,237	45%	1,930	(7)%

Total specific rate locks	9,899	9,186	8%	11,735	(16)%
Non-specific rate locks on bulk purchases	1,922	1,302	48%	2,821	(32)%

Total pipeline at period end(1)	$11,821	$10,488	13%	$14,556	(19)%

(1)	Total pipeline of loans in process includes rate lock commitment the Company has provided on loans that are specifically identified or non-specific bulk packages, and loan applications we have received for which the borrower has not yet locked in the interest rate commitment. Non-specific bulk packages represent pools of loans the Company has committed to purchase, where the pool characteristics are specified but the actual loans are not.

	Three Months Ended
	December 31,	December 31,	September 30,
	2006	2005	2006

Production by Interest Rate Type as a Percentage of Mortgage Production:
Fixed-rate mortgages	22%	21%	20%
Intermediate term fixed-rate loans	7%	8%	7%
Interest-only loans	39%	32%	39%
Pay option ARMs	21%	26%	23%
Other ARMs	11%	13%	11%

	100%	100%	100%

	Three Months Ended					Year Ended
	December 31,	December 31,	%	September 30,	%	December 31,	December 31,	%
	2006	2005	Change	2006	Change	2006	2005	Change
	(Dollars in millions)

Production by Product Type:
Standard First Mortgage Products:
Alt-A	$20,504	$13,947	47%	$19,103	7%	$70,146	$47,223	49%
Agency conforming	474	249	90%	260	82%	1,257	1,092	15%
Subprime	886	700	27%	729	22%	2,674	2,276	17%

Total standard first mortgage products (S&P evaluated)(1)	21,864	14,896	47%	20,092	9%	74,077	50,591	46%
Specialty Consumer Home Mortgage Products:
Home equity line of credit(2) /Seconds	1,856	1,234	50%	1,840	1%	7,199	3,653	97%
Reverse mortgages	1,441	955	51%	1,128	28%	5,024	2,935	71%
Consumer construction(2)	785	940	(16)%	908	(14)%	3,651	3,595	2%

Subtotal mortgage production	25,946	18,025	44%	23,968	8%	89,951	60,774	48%
Builder construction commitments(2)	382	453	(16)%	471	(19)%	1,747	1,940	(10)%

Total production	$26,328	$18,478	42%	$24,439	8%	$91,698	$62,714	46%

The following summarizes the estimated lifetime losses for mortgage production using the S&P Levels model for the three months ended December 31, 2006 and 2005, and September 30, 2006:

	Three Months Ended
	December 31, 2006		December 31, 2005		September 30, 2006
	Average		Average		Average
	Lifetime	% of	Lifetime	% of	Lifetime	% of
	Loss Rate	Total	Loss Rate	Total	Loss Rate	Total
	(Dollars in millions)

Production by S&P Lifetime Loss Estimate(1):
Agency conforming equivalent (<48 bps)	0.23%	48%	0.21%	51%	0.23%	48%
Prime Alt-A equivalent (48-135 bps)	0.75%	44%	0.77%	42%	0.76%	44%
Subprime equivalent (>135 bps)	5.12%	8%	4.45%	7%	4.82%	8%

Total S&P lifetime loss estimate	0.84%	100%	0.74%	100%	0.82%	100%

Total S&P evaluated production		$21,864		$14,896		$20,092

(1)	While Indymac production is evaluated using the S&P Levels model, the data are not audited or endorsed by S&P. S&P evaluated production excludes second liens, HELOC, reverse mortgages, and construction loans. In the third quarter of 2006, Indymac adopted version 5.7 of the S&P Levels model. The numbers for the fourth quarter of 2005 have been restated utilizing the new model.

Total average lifetime loss rate for the fourth quarter of 2006 increased 10 basis points from 0.74% for the fourth quarter of 2005 to 0.84%, driven by an increase in loans with subordinate financing and subprime loans originated during the period. The loss estimates are shown to describe the relative level of credit risk in our loan production at time of origination. Because the Company routinely sells the vast majority of loans produced, these estimates do not reflect the amount of credit risk retained by the Company. Total average lifetime loss rate for the portion of production that is ultimately retained by Indymac actually declined from 0.72% for the fourth quarter of 2005 to 0.57% for the fourth quarter of 2006.

The following table shows the reconciliation from total production to total S&P evaluated production for the three months ended December 31, 2006 and 2005 and September 30, 2006:

	Three Months Ended
	December 31, 2006			December 31, 2005			September 30, 2006
	Production	FICO	CLTV(2)	Production	FICO	CLTV(2)	Production	FICO	CLTV(2)

Total production	$26,328	N/A	N/A	$18,478	N/A	N/A	$24,439	N/A	N/A
Less:
Home equity line of credit(1)/Seconds	1,856	709	90%	1,234	705	86%	1,840	716	87%
Reverse mortgages	1,441	N/A	54%	955	N/A	53%	1,128	N/A	53%
Consumer construction(1)	785	718	74%	940	722	76%	908	722	76%
Builder construction commitments	382	N/A	77%	453	N/A	71%	471	N/A	74%

Total S&P evaluated production	$21,864	703	81%	$14,896	700	78%	$20,092	702	81%

(1)	Amount represents total commitments.

(2)	Combined loan-to-value ratio for loans in the second lien position is used to calculate weighted average original loan-to-value ratio for the portfolio.

The following indicates the geographic distribution of our production for the three months ended December 31, 2006 and 2005 and September 30, 2006:

	Three Months Ended
	December 31,	December 31,	September 30,
	2006	2005	2006

Production by Geographic Distribution:
California	47%	44%	45%
Florida	7%	8%	8%
New York	6%	6%	6%
New Jersey	4%	4%	4%
Virginia	3%	4%	4%
Other	33%	34%	33%

Total	100%	100%	100%

The following summarizes our loan production by divisions for the three months and years ended December 31, 2006 and 2005, and three months ended September 30, 2006:

	Three Months Ended					Year Ended
	December 31,	December 31,	%	September 30,	%	December 31,	December 31,	%
	2006	2005	Change	2006	Change	2006	2005	Change
	(Dollars in millions)

Production by Divisions:
Mortgage Loan Production:
Mortgage Professionals Group Wholesale(1)	$9,972	$8,188	22%	$9,281	7%	$36,859	$29,145	26%
Correspondent	2,957	1,754	69%	2,503	18%	10,264	5,719	79%
Conduit	9,416	5,281	78%	9,078	4%	30,101	15,811	90%
Consumer Direct	425	667	(36)%	456	(7)%	1,958	2,883	(32)%
Financial Freedom	1,441	955	51%	1,128	28%	5,024	2,935	71%
Servicing Retention	1,010	353	186%	721	40%	2,698	1,079	150%
Home Equity Division	17	53	(68)%	30	(43)%	110	208	(47)%
Consumer Construction and Lot	708	774	(9)%	771	(8)%	2,937	2,994	(2)%

Total Mortgage Loan Production	25,946	18,025	44%	23,968	8%	89,951	60,774	48%
Commercial Loan Production:
Builder Construction	382	453	(16)%	471	(19)%	1,747	1,940	(10)%

Total Production	$26,328	$18,478	42%	$24,439	8%	$91,698	$62,714	46%

(1)	Wholesale channel includes $1.1 billion, $481 million, and $898 million of production from wholesale inside sales for the quarters ended December 31, 2006 and 2005 and September 30, 2006. The wholesale inside sales force focuses on small and geographically remote mortgage brokers through centralized in-house sales personnel instead of field sales personnel.

Key production drivers for the mortgage professionals group’s wholesale and correspondent channels for the three months ended December 31, 2006 and 2005 and September 30, 2006 follow:

	Three Months Ended
	December 31,	December 31,	%	September 30,	%
	2006	2005	Change	2006	Change

Key Production Drivers:
Active customers during the quarter(1)	7,927	6,728	18%	7,686	3%
Sales personnel	1,025	712	44%	992	3%
Number of regional offices	16	13	23%	16	—

(1)	Active customers are defined as customers who funded at least one loan during the most recent 90-day period.

LOAN SALES

The following table summarizes loans sold and the relevant performance ratios on loan sales during the three months and years ended December 31, 2006 and 2005 and the three months ended September 30, 2006:

	Three Months Ended					Year Ended
	December 31,	December 31,	%	September 30,	%	December 31,	December 31,	%
	2006	2005	Change	2006	Change	2006	2005	Change
	(Dollars in millions)

Total loans sold	$23,417	$15,570	50%	$19,508	20%	$79,049	$52,297	51%
Ratios:
Gross MBR margin before hedging	0.88%	0.97%	(9)%	1.44%	(39)%	1.04%	1.26%	(17)%
Net MBR margin after hedging	0.91%	1.10%	(17)%	1.03%	(12)%	1.06%	1.36%	(22)%

The MBR margin is calculated using mortgage banking revenue divided by total loans sold. The mortgage banking revenue includes total consolidated gain on sale of loans company-wide and the net interest income earned on mortgage loans held for sale by mortgage banking production divisions. While most of the gain on sale of loans results from the loan sale activities in our mortgage banking segment, we do occasionally sell loans held by our thrift segment, primarily lot loans and home equity products. The gain on sale recognized in the thrift segment is included in the MBR margin calculation.

Included in the gain on sale of loans in the second quarter of 2006 were $9.7 million of losses related to the establishment of a reserve for fraud losses on certain lot loans. The Company discovered that 45 lot loans related to two developments in Michigan and Florida were the subject of criminal fraud on the part of the developers, brokers, appraisers and closing agents. These loans had outstanding principal balances of approximately $13.9 million before the reserve for fraud losses. At December 31, 2006, these loans are non-accrual and have an aggregate book value of $5.3 million. We have since performed a full portfolio review and implemented a series of product guideline changes, operational changes and fraud prevention measures to mitigate future occurrences of this kind. We believe there are no further incidences of fraud in its existing book of lot loans of similar size or scope.

The following tables summarize MBR margin by channel and product for the three months ended December 31, 2006 and 2005 and September 30, 2006:

	Three Months Ended
	December 31,	December 31,	September 30,
	2006	2005	2006

MBR Margin by Channel:
Wholesale	1.02%	1.20%	1.06%
Correspondent	0.28%	0.53%	0.48%
Conduit	0.40%	0.49%	0.48%
Consumer Direct	1.69%	1.87%	1.43%
Financial Freedom	4.49%	2.89%	4.52%
Other	1.18%	0.95%	1.29%
Total MBR margin	0.91%	1.10%	1.03%
MBR Margin by Product:
Agency Conforming	0.26%	0.50%	0.48%
Alt-A	0.61%	0.87%	0.70%
Subprime	1.57%	1.98%	2.30%
HELOC/Seconds	0.84%	5.33%	0.83%
Reverse Mortgages	4.49%	2.89%	4.52%
CTP/Lot	1.94%	1.37%	1.96%
Other	1.68%	1.81%	1.55%
Total MBR margin	0.91%	1.10%	1.03%

The Company hedges the interest rate risk inherent in its pipeline of mortgage loans held for sale to protect its margin on sale of loans. Indymac focuses on trying to maintain stable profit margins with an emphasis on forecasting expected fallout to more precisely estimate our required hedge coverage ratio and optimize hedge costs. By closely monitoring key factors, such as product type, origination channels, progress or “status” of transactions, as well as changes in market interest rates since Indymac committed a rate to the borrower (“rate lock commitments”), the Company seeks to quantify the optional component of each rate lock, and in turn, the aggregate rate lock pipeline. By accurately evaluating these factors, the Company has been able to minimize the purchase of options and also stabilize gain on sale margins over different rate environments.

In addition to mortgage loans held for sale, the hedging activities also include rate lock commitments. Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives pursuant to SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS No. 133”). The rate lock commitments are initially valued at zero and continue to be adjusted for changes in value resulting from changes in market interest rates, pursuant to the Staff Accounting Bulletin No. 105, “Application of Accounting Principles to Loan Commitments.” The Company hedges the risk of changes in fair value of rate lock commitments by selling forward contracts on securities of Fannie Mae or Freddie Mac, Euro Dollar futures and other hedge instruments to manage this risk. These forward and futures contracts are also accounted for as derivatives and recorded at fair value.

The following shows the various channels through which loans were distributed:

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2006	2005	2006	2006	2005
	(Dollars in millions)

Distribution of Loan Sales by Channel
Sales of government-sponsored enterprises (“GSEs”) equivalent loans	23%	17%	16%	19%	17%
Private-label securitizations	32%	44%	38%	38%	57%
Whole loan sales, servicing retained	40%	33%	38%	37%	19%
Whole loan sales, servicing released	2%	1%	1%	2%	2%

Subtotal sales	97%	95%	93%	96%	95%
Investment portfolio acquisitions	3%	5%	7%	4%	5%

Total loan distribution percentage	100%	100%	100%	100%	100%

Total loan distribution	$24,098	$16,222	$20,914	$81,968	$54,921

We maintain multiple channels for loan dispositions to achieve sustainable liquidity and develop a deep and diverse investor base. Also, through multiple channels, Indymac endeavors to consistently sell investment and non-investment grade bonds, AAA-rated and agency interest-only securities, and whole loans for cash.

In conjunction with the sale of mortgage loans, the Company generally retains certain assets. The primary assets retained include MSRs and, to a lesser degree, AAA-rated and agency interest-only securities, AAA-rated principal-only securities, prepayment penalty securities, investment and non-investment grade securities, and residual securities. The allocated cost of the retained assets at the time of sale is recorded as an asset with an offsetting increase to the gain on sale of loans (or a reduction in the cost basis of the loans sold). The calculation of the $165.0 million in gain on sale of loans earned during the three months ended December 31, 2006 included the retention of $318.9 million in MSRs and $87.1 million of other retained assets. During the three months ended December 31, 2006, assets previously retained generated cash flows of $187.3 million. More information on the valuation assumptions related to the Company’s retained assets can be found at page 34, under the heading “Valuation of MSRs, Interest-Only, Prepayment Penalty, and Residual Securities.”

MORTGAGE SERVICING AND OTHER RETAINED ASSETS

MORTGAGE SERVICING AND MORTGAGE SERVICING RIGHTS

Indymac’s total loans serviced for others reached $139.8 billion (including reverse mortgages and HELOCs) at December 31, 2006, with a weighted average coupon of 7.05%. In comparison, Indymac serviced $124.4 billion of mortgage loans owned by others at September 30, 2006, with a weighted average coupon of 6.96%; and $84.5 billion at December 31, 2005, with a weighted average coupon of 6.19%. The activity in the servicing portfolios for the quarters and years ended December 31, 2006 and 2005 and for the quarter ended September 30, 2006 follows:

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2006	2005	2006	2006	2005
	(Dollars in millions)

Unpaid principal balance at beginning of period	$124,395	$73,787	$109,989	$84,495	$50,219
Additions	23,415	15,815	20,709	80,237	52,382
Clean-up calls exercised	—	(27)	—	(31)	(140)
Loan payments and prepayments	(7,993)	(5,080)	(6,303)	(24,884)	(17,966)

Unpaid principal balance at end of period	$139,817	$84,495	$124,395	$139,817	$84,495

The following tables provide additional information related to the servicing portfolio:

	As of
	December 31,	December 31,	September 30,
	2006	2005	2006

By Product Type:
Fixed-rate mortgages	35%	35%	34%
Intermediate term fixed-rate loans	30%	27%	29%
Pay option ARMs	23%	26%	25%
Reverse mortgages (all ARMs)	9%	9%	9%
HELOCs	2%	2%	2%
Other	1%	1%	1%

Total	100%	100%	100%

Additional Information, Excluding Reverse Mortgages:
Weighted average FICO	703	699	703
Weighted average original LTV(1)	73%	73%	73%
Average original loan size (in thousands)	232	221	228
Percentage of portfolio with prepayment penalty	42%	37%	42%
By Geographic Distribution:
California	43%	42%	42%
Florida	8%	7%	8%
New York	8%	9%	8%
New Jersey	4%	5%	4%
Virginia	4%	4%	4%
Other	33%	33%	34%

Total	100%	100%	100%

(1)	Combined loan-to-value ratio for loans in the second lien position is used to calculate weighted average original loan-to-value ratio for the portfolio.

Capitalized MSRs totaled $1.8 billion as of December 31, 2006 and $1.6 billion as of September 30, 2006, an increase of $191.1 million. The activities in MSRs follow:

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2006	2005	2006	2006	2005
	(Dollars in thousands)

Balance at beginning of period	$1,631,316	$940,606	$1,598,821	$1,094,490	$640,794
Cumulative-effect adjustment due to change in accounting for MSRs	—	—	—	17,561	—
Additions from loan sale or securitization	318,919	211,357	258,249	1,075,740	701,178
Purchase or assumption	—	—	8,631	8,658	5,463
Reduction in MSR due to loan repurchases	(1,763)	—	—	(1,763)	—
Transfers to other retained assets	(2,122)	—	(2,601)	(4,723)	(8,491)
Clean-up calls exercised	—	(1,314)	—	(274)	(3,911)
Change in fair value due to run-off	(120,822)	—	(97,714)	(374,955)	—
Change in fair value due to market changes	(3,073)	—	(133,471)	24,180	—
Change in fair value due to application of external benchmarking policies	—	—	(599)	(16,459)	—
Amortization	—	(68,298)	—	—	(227,084)
Valuation/impairment	—	12,139	—	—	(13,459)

Balance at end of period	$1,822,455	$1,094,490	$1,631,316	$1,822,455	$1,094,490

MSRs fair value as a percentage of unpaid principal balance (in bps)	130	130	131	130	130

The fair value of MSRs is determined using discounted cash flow techniques benchmarked against third party opinions of value. Estimates of fair value involve several assumptions, including assumptions about future prepayment rates, market expectations of future interest rates and discount rates. Prepayment rates are projected using a prepayment model developed by a third party vendor and calibrated for the Company’s collateral. The model considers key factors, such as refinance incentive, housing turnover, seasonality and aging of the pool of loans. Prepayment speeds incorporate expectations of future rates implied by the market forward LIBOR/swap curve, as well as collateral specific current coupon information. Refer to “Valuation of MSRs, Interest-Only, Prepayment Penalty, and Residual Securities” on page 34 for further detail on the valuation assumptions.

Effective January 1, 2006, SFAS No. 156 allowed us to elect to measure MSRs using the fair value method instead of the amortization method. Therefore, change in value due to run-off of the portfolio is recorded as valuation adjustment instead of the amortization for periods beginning in 2006. The components of service fee income are as follows:

	Three Months Ended
	December 31,	BPS	December 31,	BPS	September 30,	BPS
	2006	UPB	2005	UPB	2006	UPB
	(Dollars in thousands)

Service fee income:
Gross service fee income	$151,106	46	$87,826	45	$133,818	46
Change in value due to portfolio run-off/Amortization	(120,822)	(37)	(68,298)	(35)	(97,714)	(33)

Service fee income, net of change in value due to portfolio run-off/amortization	30,284	9	19,528	10	36,104	13
Change in value due to application of external benchmarking policies	—	—	—	—	(599)	—
Valuation adjustment due to market changes	(3,073)	(1)	12,139	6	(133,471)	(46)
Hedge (loss) gain on MSRs	(5,088)	(2)	(12,953)	(7)	119,024	41

Total service fee income	$22,123	6	$18,714	9	$21,058	8

	Year Ended
	December 31,	BPS	December 31,	BPS
	2006	UPB	2005	UPB
	(Dollars in thousands)

Service fee income:
Gross service fee income	$500,904	45	$282,420	44
Change in value due to portfolio run-off/Amortization	(374,955)	(34)	(227,085)	(35)

Service income, net of change in value due to portfolio run-off/Amortization	125,949	11	55,335	9
Change in value due to application of external benchmarking policies	(16,459)	(1)	—	—
Valuation adjustment due to market changes	24,180	2	(13,460)	(2)
Hedge (loss) gain on MSRs	(32,353)	(3)	2,360	—

Total service fee income	$101,317	9	$44,235	7

In addition to the hedging gain (loss) on MSRs, the Company also uses other hedging strategies to manage its economic risks associated with MSRs. A summary of the performance on MSRs, including AAA-rated and agency interest-only securities, and hedges for the respective periods follows:

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2006	2005	2006	2006	2005
	(Dollars in thousands)

Valuation adjustment due to market changes and external benchmarking	$(3,073)	$12,139	$(134,070)	$7,721	$(13,459)
Hedge (loss) gain on MSRs	(5,088)	(12,953)	119,024	(32,353)	2,360
Unrealized (loss) gain on AAA-rated and agency interest-only securities	(1,002)	930	(8,629)	3,136	(13,864)
Unrealized gain (loss) on principal-only securities	689	(613)	5,008	(811)	(704)
Unrealized gain on prepayment penalty securities	5,718	3,211	13,250	23,625	21,694
Other	—	2,541	1,343	1,780	2,933

Net (loss) gain on MSRs, AAA-rated and agency interest-only securities, and hedges	$(2,756)	$5,255	$(4,074)	$3,098	$(1,040)

During the fourth quarter of 2006, we had a net loss on MSRs, AAA-rated and agency interest-only securities, and related hedges of $2.8 million compared to a net gain of $5.3 million for the fourth quarter of 2005. However, we recorded a net gain of $3.1 million and a net loss of $1.0 million for the years ended December 31, 2006 and 2005, respectively.

OTHER RETAINED ASSETS

The carrying value of AAA-rated and agency interest-only, principal-only, prepayment penalty, residual and non-investment grade securities is evaluated by discounting estimated net future cash flows. For these securities, estimated net future cash flows are primarily based on assumptions related to prepayment speeds, in addition to expected credit loss assumptions on the residual securities. The models used for estimation are periodically tested against historical prepayment speeds and our valuations are benchmarked to external sources, where available. We also may retain certain other investment grade securities from our securitizations and to a lesser extent purchase them from third parties to serve as hedges for our AAA-rated and agency interest-only securities.

A summary of the activity of the retained assets follows:

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2006	2005	2006	2006	2005
	(Dollars in thousands)

AAA-rated and agency interest-only securities:
Beginning balance	$68,440	$74,005	$64,373	$78,731	$90,658
Retained investments from securitizations	9,323	9,504	15,057	29,576	25,168
Sales	—	—	—	(22,939)	—
Clean-up calls exercised	—	—	—	(107)	(171)
Cash received, net of accretion	(3,191)	(5,708)	(2,361)	(14,827)	(23,060)
Valuation gains (losses) before hedges	(1,002)	930	(8,629)	3,136	(13,864)

Ending balance	$73,570	$78,731	$68,440	$73,570	$78,731

Principal-only securities:
Beginning balance	$35,158	$2,351	$129,951	$9,483	$18,598
Retained investments from securitizations	2,955	9,303	3,238	13,862	13,073
Purchases	—	123,048	—	121,281	123,048
Sales	—	(122,684)	(100,761)	(100,761)	(142,132)
Cash received, net of accretion	(324)	(1,922)	(2,278)	(4,576)	(2,400)
Valuation gains (losses) before hedges	689	(613)	5,008	(811)	(704)

Ending balance	$38,478	$9,483	$35,158	$38,478	$9,483

Prepayment penalty securities:
Beginning balance	$98,422	$76,178	$80,036	$75,741	$33,451
Retained investments from securitizations	7,236	7,602	13,801	43,094	38,742
Transfer from MSRs/residual securities	881	—	3,642	4,523	8,491
Sales	(2,078)	—	—	(2,078)	—
Cash received, net of accretion	(12,603)	(11,250)	(12,307)	(47,329)	(26,637)
Valuation gains before hedges	5,718	3,211	13,250	23,625	21,694

Ending balance	$97,576	$75,741	$98,422	$97,576	$75,741

Residual securities(1):
Beginning balance	$261,658	$154,334	$240,522	$167,771	$135,386
Retained investments from securitizations	67,586	22,812	23,608	224,014	58,396
Transfer from (to) MSRs/prepayment penalty securities	1,241	—	(1,041)	200	—
Impairments	(4,283)	—	(3,626)	(9,209)	—
Sales	(60,349)	—	—	(107,360)	—
Cash received, net of accretion	(6,627)	(8,619)	(6,431)	(22,362)	(23,941)
Valuation (losses) gains before hedges	(8,653)	(756)	8,626	(2,481)	(2,070)

Ending balance	$250,573	$167,771	$261,658	$250,573	$167,771

Investment-grade securities:
Beginning balance	$193,195	$93,440	$187,945	$92,120	$146,822
Retained investments from securitizations	—	4,317	3,092	43,701	38,241
Purchases	—	—	7,369	72,366	—
Impairment	—	(33)	—	(183)	(361)
Sales	(2,757)	—	(7,039)	(9,796)	(83,629)
Cash received, net of accretion	(1,342)	(5,027)	(1,142)	(8,780)	(7,376)
Valuation gains (losses) before hedges	157	(577)	2,970	(175)	(1,577)

Ending balance	$189,253	$92,120	$193,195	$189,253	$92,120

Non-Investment grade securities:
Beginning balance	$78,278	$53,041	$88,045	$57,712	$83,052
Retained investments from securitizations	—	4,496	3,324	34,205	14,224
Purchases	3,697	—	—	3,697	1,523
Impairment	(236)	(22)	(156)	(846)	(247)
Sales	(1,141)	—	(12,401)	(13,542)	(37,330)
Cash received, net of accretion	(23)	20	296	369	(325)
Valuation (losses) gains before hedges	(401)	177	(830)	(1,421)	(3,185)

Ending balance	$80,174	$57,712	$78,278	$80,174	$57,712

(1)	Included in the residual securities balance at December 31, 2006 were $31.8 million of HELOC residuals retained from two separate guaranteed mortgage securitization transactions. There was no gain on sale of loans recognized in connection with these transactions.

The fair value of other investment grade and non-investment grade securities by credit rating follows:

	December 31, 2006
		Premium
	Current	(Discount)			December 31,
	Face	to Face	Amortized		2005
	Value	Value	Cost	Fair Value	Fair Value
	(Dollars in thousands)

Other investment grade mortgage-backed securities:
AA+	$7,445	$(69)	$7,376	$7,513	$—
AA	87,044	(1,127)	85,917	86,311	21,787
AA−	14,038	(348)	13,690	14,138	—
A	2,273	(81)	2,192	2,160	239
BBB	21,747	(1,209)	20,538	20,734	29,848
BBB−	64,902	(5,340)	59,562	58,397	40,246

Total other investment grade mortgage-backed securities	$197,449	$(8,174)	$189,275	$189,253	$92,120

Non-investment grade mortgage-backed securities:
BB+	$8,456	$(1,157)	$7,299	$7,299	$—
BB	57,986	(8,405)	49,581	49,856	36,873
BB−	22,022	(901)	21,121	21,170	13,523
B	6,619	(5,569)	1,050	1,442	6,458
Other	5,240	(4,998)	242	407	858

Total other non-investment grade mortgage-backed securities	$100,323	$(21,030)	$79,293	$80,174	$57,712

At December 31, 2006, other investment grade and non-investment grade mortgage-backed securities totaled $269.4 million, of which 86% were collateralized by prime loans and 14% were collateralized by subprime loans.

The components of the net (loss) gain on mortgage-backed securities are as follows:

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2006	2005	2006	2006	2005
	(Dollars in thousands)

Net gain (loss) on securities:
Realized gain on available for sale securities	$195	$—	$3,520	$3,715	$6,054
Impairment on available for sale securities	(4,520)	(54)	(3,782)	(10,238)	(607)
Unrealized gain on prepayment penalty securities	5,718	3,211	13,250	23,625	21,694
Unrealized (loss) gain on AAA-rated and agency interest-only and residual securities	(9,654)	642	(504)	1,692	(16,970)
Net gain (loss) on trading securities and other instruments used to hedge AAA-rated and agency interest-only and residual securities	4,132	2,134	6,484	1,688	7,695

Total (loss) gain on securities, net	$(4,129)	$5,933	$18,968	$20,482	$17,866

VALUATION OF MSRs, INTEREST-ONLY, PREPAYMENT PENALTY,
AND RESIDUAL SECURITIES

MSRs, AAA-rated and agency interest-only securities, prepayment penalty securities, and residual securities are recorded at fair market value. Prior to January 1, 2006, MSRs were subject to the lower of cost or market limitations. Relevant information and assumptions used to value these securities at December 31, 2006 and 2005 and September 30, 2006 follow:

	Actual						Valuation Assumptions
			Gross Wtd.	Servicing	3-Month	Weighted	Lifetime	3-Month		Remaining
	Book	Collateral	Average	Fee/Interest	Prepayment	Average	Prepayment	Prepayment	Discount	Cumulative
	Value	Balance	Coupon	Strip	Speeds	Multiple	Speeds	Speeds	Yield	Loss Rate(1)
	(Dollars in thousands)

December 31, 2006
MSRs	$1,822,455	$139,816,763	7.05%	0.37%	20.2%	3.57	25.8%	19.8%	8.8%	N/A

AAA-rated interest-only securities	$73,570	$5,957,550	6.93%	0.51%	19.5%	2.41	16.4%	19.7%	15.4%	N/A

Prepayment penalty securities	$97,576	$20,282,718	7.40%	N/A	18.1%	N/A	28.2%	20.6%	26.3%	N/A

Lot loan residual securities	57,640	$2,246,833	9.24%	3.54%	35.6%	0.73	39.8%	37.9%	23.5%	0.61%
HELOC residual securities	98,697	$3,039,555	9.59%	2.71%	43.7%	1.20	50.3%	47.6%	20.7%	1.11%
Closed-end seconds residual securities	14,572	$1,737,859	10.44%	3.69%	17.5%	0.23	37.1%	24.8%	24.1%	8.08%
Subprime residual securities	79,664	$4,848,859	7.74%	1.68%	33.0%	0.98	39.5%	38.1%	23.4%	5.85%

Total non-investment grade residual securities	$250,573

December 31, 2005
MSRs	$1,094,490	$84,495,133	6.19%	0.37%	21.7%	3.54	21.4%	16.2%	10.7%	N/A

AAA-rated and agency interest-only securities	$78,731	$7,583,643	6.63%	0.38%	27.5%	2.73	20.3%	22.7%	8.0%	N/A

Prepayment penalty securities	$75,741	$13,657,946	6.30%	N/A	22.7%	N/A	23.7%	20.3%	9.0%	N/A

Prime residual securities	$2,438	$1,183,361	5.85%	0.61%	60.0%	0.34	46.3%	51.4%	15.0%	1.34%
Lot loan residual securities	41,066	$939,005	7.55%	2.90%	33.2%	1.51	43.1%	41.4%	21.6%	0.48%
HELOC residual securities	66,041	$1,430,473	8.26%	3.18%	55.8%	1.45	44.0%	49.6%	19.0%	0.82%
Subprime residual securities	58,226	$4,831,675	7.40%	2.17%	28.9%	0.55	37.1%	29.4%	24.9%	4.76%

Total non-investment grade residual securities	$167,771

September 30, 2006
MSRs	$1,631,316	$124,394,943	6.96%	0.37%	18.2%	3.59	24.8%	18.2%	9.6%	N/A

AAA-rated interest-only securities	$68,440	$4,424,080	6.68%	0.52%	12.7%	2.95	16.7%	17.2%	13.6%	N/A

Prepayment penalty securities	$98,422	$19,441,542	7.17%	N/A	23.0%	N/A	25.3%	18.8%	22.9%	N/A

Lot loan residual securities	$66,133	$2,262,810	8.95%	3.50%	34.9%	0.83	39.8%	38.6%	23.7%	0.56%
HELOC residual securities	95,745	$2,661,610	9.65%	3.21%	44.5%	1.12	50.0%	48.7%	20.3%	0.81%
Closed-end seconds residual securities	14,841	$1,222,620	10.43%	4.14%	18.7%	0.29	36.7%	22.5%	25.1%	7.65%
Subprime residual securities	84,939	$5,427,460	7.68%	1.70%	28.0%	0.92	39.4%	35.8%	23.2%	5.47%

Total non-investment grade residual securities	$261,658

(1)	As a percentage of the original pool balance, the actual cumulative loss rate to date totaled 0.34%, 0.06% and 0.42% for HELOC, closed-end seconds and subprime loans, respectively, at December 31, 2006. No loss has been incurred on lot loans as of December 31, 2006.

The lifetime prepayment speeds represent the annual constant prepayment rate (“CPR”) estimated for the remaining life of the collateral supporting the asset. For MSRs and AAA-rated and agency interest-only securities, prepayment rates are projected using a prepayment model developed by a third party vendor and calibrated for the Company’s collateral. The model considers key factors, such as refinance incentive, housing turnover, seasonality and aging of the pool of loans. Prepayment speeds incorporate expectations of future rates implied by the market forward LIBOR/swap curve, as well as collateral specific current coupon information.

The weighted-average multiple for MSRs, AAA-rated and agency interest-only securities and residual securities represent the book value divided by the product of collateral balance and servicing fee/interest strip. While the weighted-average life of such assets is a function of the undiscounted cash flows, the multiple is a function of the discounted cash flows. With regard to AAA-rated and agency interest-only securities, the marketplace frequently uses calculated multiples to assess the overall impact valuation assumptions have on value. Collateral type, coupon, loan age and the size of the interest strip must be considered when comparing these multiples. The mix of collateral types supporting servicing-related assets is primarily non-conforming/conventional, which may make the Company’s MSR multiples incomparable to peer multiples whose product mix is substantially different.

Beginning in the fourth quarter of 2006, the calculation of remaining cumulative loss rate is changed to using remaining lifetime loss projection divided by current collateral balance. All prior periods have been adjusted to reflect such change.

The prepayment penalty securities are used as hedges of MSRs. The value of prepayment penalty securities generally rises in a declining rate environment due to higher prepayment activities, which typically mitigates a decline in MSR value attendant with faster prepayments. As of December 31, 2006, as a percentage of the underlying collateral, the value of prepayment penalty securities was 48 basis points, down from 51 basis points at September 30, 2006.

HEDGING INTEREST RATE RISK ON SERVICING-RELATED ASSETS

With respect to the investment in servicing-related assets (AAA-rated and agency interest-only securities, non-investment grade residual securities and MSRs), the Company is exposed to interest rate risk. The MSRs and Other Retained Assets division is responsible for the management of interest rate and prepayment risks in the servicing-related assets, subject to policies and procedures established by, and oversight from, our management-level Interest Rate Risk Committee (“IRRC”), Variable Cash Flow Instruments Committee (“VCI”), Enterprise Risk Management (“ERM”) group, and our Board of Directors-level ERM Committee.

The objective of our hedging strategy is to maintain a stable range of returns in all interest rate environments and not to speculate on interest rates. As such, we manage the comprehensive interest rate risk of our servicing-related assets using financial instruments. Historically, we have hedged servicing-related assets using a variety of derivative instruments and on-balance sheet securities. As there are no hedge instruments that would be perfectly correlated with these hedged assets, we use a mix of the instruments designed to correlate well with the hedged servicing assets.

We use a value-at-risk (“VAR”) measure to monitor our interest rate risk on our assets. The measure incorporates a range of market factors that can impact the value of these assets, and supplements other risk measures such as Duration Gap and stress testing. VAR estimates the exposure to loss over a specified period at a specified confidence level. We have chosen a historical approach that uses 500 days of market conditions along with current portfolio data to estimate the potential one-day loss at a 95% confidence level. This means that actual losses are estimated to exceed the VAR measure about five times every 100 days.

In modeling of the VAR, we have made a number of assumptions and approximations. As there is no standardized methodology for estimating VAR, different assumptions and approximations could result in materially different VAR estimates.

As of December 31, 2006, the portfolio of MSRs and interest-only securities was valued at $1.8 billion. The average VAR (after the effect of hedging transactions) for the quarter was $2.9 million, or 16 bps of the recorded value, down from 17 bps for the quarter ended September 30, 2006. During the quarter, the VAR measure ranged from $2.3 million to $3.7 million. We also performed the VAR analysis on the mortgage-backed securities portfolio. See page 37 for additional discussion.

A key performance measure for the MSRs and Other Retained Assets division is the return on equity of the deployed capital. The segment as a whole reported an ROE of 17% and 33%, for the quarters ended December 31, 2006 and 2005, respectively. The tables below provide a detail by major asset class of the ROE for the quarters and years ended December 31, 2006 and 2005:

	For the Three Months Ended
	December 31, 2006				December 31, 2005
	Servicing	AAA IO	Credit Risk		Servicing	AAA IO	Credit Risk
	Portfolio	Portfolio	Portfolio	Total	Portfolio	Portfolio	Portfolio	Total
	(Dollars in thousands)

Net earnings	$14,571	248	3,298	18,117	$14,008	1,465	3,136	18,609
Average capital deployed	$282,957	8,284	139,026	430,267	$154,496	9,210	62,293	225,999
Return on equity	20%	12%	9%	17%	36%	63%	20%	33%

	For the Year Ended
	December 31, 2006				December 31, 2005
	Servicing	AAA IO	Credit Risk		Servicing	AAA IO	Credit Risk
	Portfolio	Portfolio	Portfolio	Total	Portfolio	Portfolio	Portfolio	Total
	(Dollars in thousands)

Net earnings	$65,596	623	25,027	91,246	$32,807	(2,766)	13,872	43,913
Average capital deployed	$243,232	10,002	117,217	370,451	$125,477	8,252	60,230	193,959
Return on equity	27%	6%	21%	25%	26%	(34)%	23%	23%

MORTGAGE-BACKED SECURITIES AND LOANS HELD FOR INVESTMENT

In addition to the securities retained from our securitizations, the Company also invests in non-agency senior and agency securities and loans held for investment to generate core interest income, stabilize company-wide earnings, and provide a consistent return on equity. These securities are generally classified as available for sale and fair value adjustments are excluded from earnings and reported as a separate component in shareholders’ equity.

At December 31, 2006, mortgage-backed securities totaled $5.4 billion, of which 89% were AAA-rated securities. At December 31, 2005, mortgage-backed securities totaled $4.1 billion, of which 90% were AAA-rated securities. Our AAA-rated mortgage-backed securities had an expected weighted-average life of 2.9 years and 2.6 years at December 31, 2006 and 2005, respectively.

Details of loans held for investment and AAA-rated non-agency and agency securities as of December 31, 2006 and December 31, 2005 follow:

	December 31,	December 31,
	2006	2005
	(Dollars in thousands)

Loans held for investment:
SFR mortgage	$6,519,340	$5,441,521
Consumer construction	2,009,461	1,656,963
Builder construction	1,002,797	838,772
HELOC	23,618	31,882
Land and other mortgage	375,215	260,615
Revolving warehouse lines of credit	246,778	48,616

Total — loans held for investment	$10,177,209	$8,278,369

AAA-rated mortgage-backed securities:
AAA-rated non-agency securities, trading	$43,957	$52,633
AAA-rated non-agency securities, available for sale	4,604,489	3,524,952
AAA-rated agency securities, available for sale	65,175	43,014

Total AAA-rated mortgage-backed securities	$4,713,621	$3,620,599

As of December 31, 2006, the portfolio of the mortgage-backed securities on which we performed the VAR analysis was valued at $4.2 billion. The average VAR (after the effect of hedging transactions) for the quarter was $1.1 million, or 3 bps of the recorded value. During the quarter, the VAR measure ranged from $0.7 million to $1.4 million.

SFR MORTGAGE LOANS HELD FOR INVESTMENT

The Company’s portfolio of mortgage loans held for investment is comprised primarily of SFR mortgage loans, with a concentration in adjustable-rate and intermediate term fixed-rate mortgage loans to mitigate interest rate risk. The Company plans to grow its thrift portfolio opportunistically depending on external market demand, always seeking the best execution of the mortgage loans produced. During the fourth quarter of 2006, the Company added $0.7 billion of mortgage loans to the held for investment portfolio in accordance with this strategy.

A composition of the portfolio and the relevant credit quality characteristics as of December 31, 2006, September 30, 2006, and December 31, 2005 follow:

	December 31,	September 30,	December 31,
	2006	2006	2005
	(Dollars in thousands)

SFR mortgage loans held for investment (book value)	$6,519,340	$6,462,610	$5,441,521
Average loan size	$310	$304	$292
Non-performing loans as a percentage of SFR loans	1.02%	0.90%	0.62%
Estimated average life in years(1)	2.6	2.4	2.4
Estimated average net duration in months(2)	(3.5)	(1.0)	0.1
Annualized yield	6.01%	6.00%	5.06%
Percentage of loans with active prepayment penalty	34%	34%	35%
Fixed-rate mortgages	5%	5%	6%
Intermediate term fixed-rate loans	15%	14%	16%
Interest-only loans	60%	61%	49%
Pay option ARMs	18%	18%	25%
Other ARMs	2%	2%	4%
Additional Information:
Average FICO score(3)	716	716	715
Original average loan to value ratio	73%	73%	72%
Current average loan to value ratio(4)	61%	59%	58%
Geographic distribution of top five states:
Southern California	32%	32%	32%
Northern California	20%	20%	21%

Total California	52%	52%	53%
Florida	6%	6%	5%
New York	4%	4%	4%
Virginia	3%	3%	3%
Michigan	3%	3%	4%
Other	32%	32%	31%

Total	100%	100%	100%

(1)	Represents the estimated length of time, on average, the SFR loan portfolio will remain outstanding based on the Company’s estimates for prepayments.

(2)	Average net duration measures the expected change in the value of a financial instrument in response to changes in interest rates, taking into consideration the impact of the related hedges. The negative net duration implies an increase in value as rates rise while the positive net duration implies a decrease in value.

(3)	FICO scores are the result of a credit scoring system developed by Fair Isaacs and Co. and are generally used by lenders to evaluate a borrower’s credit history. FICO scores of 700 or higher are generally considered in the mortgage industry to be very high quality borrowers with low risk of default, but in general, the secondary market will consider FICO scores of 620 or higher to be prime.

(4)	Current average loan-to-value ratio is estimated based on the Office of the Federal Housing Enterprise Oversight House Price Index Metropolitan Statistical Area data on a loan level basis.

Included in our loans held for investment portfolio at December 31, 2006 were $1.2 billion in pay option ARM loans, or 18% of the portfolio, as compared to $1.3 billion, or 25% of the portfolio, at December 31, 2005. As of December 31, 2006, approximately 83% (based on loan count) of our pay option ARM loans had negatively amortized, resulting in an increase of $26.8 million to their original loan balance. This is an increase from 80% and 56% at September 30, 2006 and December 31, 2005, respectively. The net increase in unpaid principal balance due to negative amortization was $6.1 million and $21.4 million for the three months and year ended December 31, 2006, respectively, which approximated the deferred interest recognized for the periods. The original weighted average combined loan-to-value (“CLTV”) on our pay option ARM loans was 76%, while the estimated current LTV is 64%, calculated based on the Office of the Federal Housing Enterprise Oversight House Price Index Metropolitan Statistical Areas data on a loan level basis. The decline in the current loan-to-value was due to estimated appreciation of the underlying property value. The original weighted average FICO score on our pay option ARM loans was 708 at December 31, 2006, slightly lower than the average FICO for the entire SFR mortgage loans held for investment portfolio.

CONSUMER CONSTRUCTION

Indymac’s consumer construction division provides construction financing for individual consumers who want to build a new primary residence or second home. The primary product is a construction-to-permanent residential mortgage loan. This product typically provides financing for a construction term from 6 to 12 months and automatically converts to a permanent mortgage loan at the end of construction. The end result is a product that represents a hybrid activity between our portfolio lending activities and mortgage banking activities. The Company earns net interest income on these loans during the construction phase. When the loan converts to permanent status, the interest rate may be adjusted based on the underlying permanent note. As of December 31, 2006, based on the underlying note agreements, 69% of the construction loans will be converted to adjustable-rate permanent loans, 21% to intermediate term fixed-rate loans, and 10% to fixed-rate loans. The consumer construction division also provides financing to builders who are building single-family residences without a guaranteed sale at inception of project, or on a speculative basis. The single-spec portfolio is included in the builder construction portfolio on the balance sheet. See additional discussion in the Builder Construction section.

Total new consumer construction commitments decreased 14% as compared to the third quarter of 2006 and decreased 16% as compared to the fourth quarter of 2005 to $785.1 million. This decline reflects the Bank’s effort to tighten controls in light of current market conditions and a general slow down of the market. About 71% of new commitments are generated through mortgage broker customers of the mortgage bank and the remaining 29% of new commitments are retail originations. Once each loan has converted to a permanent mortgage loan, the mortgage is classified as a mortgage loan held for sale and may be sold in the secondary market or acquired by our SFR mortgage loan portfolio. The amount of construction loans that were converted to permanent status was $462.0 million for the fourth quarter of 2006, an increase of 2% over the third quarter of 2006 and an increase of 19% over the fourth quarter of 2005. Overall, the Company is one of the largest custom residential construction lenders in the nation. Consumer construction loans outstanding at December 31, 2006 increased 21% from December 31, 2005.

Information on our consumer construction portfolio follows:

	As of
	December 31,	September 30,	December 31,
	2006	2006	2005
	(Dollars in thousands)

Consumer construction loans (book value)	$2,009,461	$1,985,738	$1,656,963
Lot, land and other mortgage loans (book value)	50,154	41,201	107,164
Total commitments	3,294,139	3,342,008	2,949,430
Average loan commitment	480	484	442
Non-performing loans	1.05%	0.75%	0.51%
Fixed-rate loans	79%	89%	96%
Adjustable-rate loans	21%	11%	4%
Additional Information:
Average loan-to-value ratio(1)	73%	73%	72%
Average FICO score	713	714	713
Geographic distribution of top five states:
Southern California	27%	27%	29%
Northern California	15%	16%	18%

Total California	42%	43%	47%
Florida	9%	9%	8%
Washington	4%	4%	3%
Colorado	4%	3%	3%
Arizona	3%	3%	3%
Other	38%	38%	36%

Total Consumer Construction	100%	100%	100%

(1)	The average loan-to-value ratio is based on the estimated appraised value of the completed project compared to the commitment amount at the date indicated.

HOME EQUITY DIVISION

Indymac’s home equity division specializes in providing HELOC and closed-end second mortgages nationwide through Indymac’s wholesale and retail channels. We also purchase HELOC and closed-end second mortgages through our conduit channel. At December 31, 2006, our total HELOC servicing portfolio totaled $3.6 billion, an increase of approximately $1.5 billion from the portfolio size at December 31, 2005. The increase in the portfolio is primarily due to new HELOC commitments originated during the period of $3.9 billion. We plan to sell or securitize a majority of the loans in our HELOC portfolio and as a result, they are classified as held for sale on our balance sheet.

We produced $0.8 billion of new HELOC commitments through our mortgage banking segment and internal channels during the fourth quarter of 2006, and sold $753.6 million of HELOC loans, realizing $6.2 million of gain on sale. During the same period in 2005, the amount of HELOC loans produced and sold were $0.7 billion and $98.9 million, respectively, with a total gain on sale of $0.9 million.

All HELOC loans are adjustable-rate loans and indexed to the prime rate. Information on the combined HELOC portfolio, including both held for sale and held for investment loans, as of and for the three months ended December 31, 2006, September 30, 2006, and December 31, 2005 follows:

	December 31,	September 30,	December 31,
	2006	2006	2005
	(Dollars in thousands)

Outstanding balance (book value)	$656,714	$765,760	$786,922
Total commitments(1)	2,211,298	2,115,407	1,493,415
Average spread over prime	1.39%	1.17%	1.47%
Average FICO score	737	736	728
Average original CLTV ratio(2)	77%	77%	78%

Additional Information

	December 31, 2006
		Average Loan			30+ Days
	Outstanding	Commitment	Average Spread	Average	Delinquency
CLTV	Balance	Balance	Over Prime	FICO	Percentage
	(Dollars in thousands)

96% to 100%	$87,718	$141	2.14%	728	4.16%
91% to 95%	115,868	124	2.17%	715	0.62%
81% to 90%	226,440	114	1.58%	719	2.34%
71% to 80%	129,441	198	0.63%	746	0.77%
70% or less	97,247	200	0.35%	754	0.90%

Total	$656,714	$156	1.39%	737	1.76%

	December 31, 2005

96% to 100%	$118,995	$83	2.63%	730	0.15%
91% to 95%	78,909	77	2.20%	721	0.11%
81% to 90%	278,304	74	1.86%	713	0.24%
71% to 80%	162,560	99	0.63%	729	0.24%
70% or less	148,154	97	0.33%	745	0.22%

Total	$786,922	$86	1.47%	728	0.21%

(1)	On funded loans.

(2)	The CLTV combines the loan-to-value on both the first mortgage loan and the HELOC.

BUILDER CONSTRUCTION

Indymac’s homebuilder division provides land acquisition, development and construction financing to homebuilders for residential construction. Builder construction loans are typically adjustable-rate loans, indexed to the prime interest rate with terms ranging from 12 to 24 months. The Company earns net interest income on these loans. The homebuilder division has central operations in Pasadena, California with 17 satellite sales offices in Arizona, California, Colorado, Florida, Illinois, Massachusetts, North Carolina, Oregon, Tennessee, Texas, and Washington, D.C. Our typical customer is a mid-size, professional homebuilder who builds between 200 and 2,000 homes per year. We do a limited amount of business with large private and public homebuilders, and have begun a small homebuilder program for homebuilders building five to 25 unit projects, and who typically build five to 100 homes per year.

During the fourth quarter of 2006, the homebuilder division entered into new commitments of $381.8 million, down 19%, or $89 million, from the third quarter of 2006 and down 16%, or $71 million, from the fourth quarter of

2005. The decline in volume was mainly due to a slowing of new home projects as new home starts declined over the past several months. As a result of the near term decline in new home starts, the homebuilder division is being more selective about new commitments; and consequently its pipeline has reduced. Builder loans outstanding at December 31, 2006, including tract construction, single-spec, and land and other mortgage loans, totaled $1.4 billion, a $270 million, or 25%, increase compared to December 31, 2005 with the increase primarily resulting from advances under existing commitments. Total commitments at December 31, 2006 consisted of 87% of construction and land/model loans and 13% of single-spec loans.

At December 31, 2006, non-performing loans for the builder construction portfolio are at 0.98%. Although this has increased from 0.25% at September 30, 2006 and 0.04% at December 31, 2005, it is still considered low in comparison to the portfolio’s historical performance. Although this represents a low point for the portfolio, the current softening of the housing market makes the prospect of increased non-performing assets and future losses likely. Moreover, due to the size of certain credits in this heterogeneous portfolio, the deterioration of a single credit may significantly increase the builder construction and the Company non-performing ratios. We manage this credit risk by implementing strong underwriting guidelines and risk-based pricing. Our current weighted average loan-to-value ratio is 72%. Additionally, 98% of our builder construction loans are secured by corporate or personal guarantees of the builders as well as the underlying real estate.

Information on our builder construction portfolio follows:

	As of
	December 31,	September 30,	December 31,
	2006	2006	2005
	(Dollars in thousands)

Construction loans (book value)	$1,002,797	$1,018,891	$838,772
Land and other mortgage loans (book value)	358,556	350,496	252,427
Total commitments	2,317,042	2,445,632	2,181,698
Average loan commitments(1)	10,810	11,135	10,824
Percentage of homes under construction or completed — pre-sold(2)	49%	55%	66%
Median sales price of homes(2)	420	403	377
Non-performing loans	0.98%	0.25%	0.04%
Additional Information:
Average loan-to-value ratio(3)	72%	72%	71%
Geographic distribution of top five states:
Southern California	40%	37%	40%
Northern California	18%	17%	17%

Total California	58%	54%	57%
Florida	10%	11%	9%
Illinois	7%	8%	9%
Oregon	5%	5%	3%
New York	4%	4%	4%
Other	16%	18%	18%

Total Builder Construction	100%	100%	100%

(1)	In calculating the average loan commitments, total commitments of $306.3 million, $352.3 million, and $385.0 million of single-spec loans at December 31, 2006, September 30, 2006 and December 31, 2005, are excluded. Average loan commitments for the single-spec portfolio are $415 thousand, $418 thousand and $387 thousand at December 31, 2006, September 30, 2006 and December 31, 2005, respectively.

(2)	Amounts are for construction loans from homebuilder division only.

(3)	The average loan-to-value ratio is based on the estimated appraised value of the completed project compared to the commitment amount at the date indicated.

WAREHOUSE LENDING DIVISION

Our warehouse lending division offers short-term lines of credit to approved correspondent sellers nationwide. The group functions as a financial intermediary for lenders, providing them with the financial capacity to fund loans and hold them on balance sheet until they are sold to approved investors. The warehouse lending operation relies mainly on the sale or liquidation of the mortgages as a source of repayment. Receivables under warehouse facilities are presented on our balance sheet as loan receivables. Terms of warehouse lines, including the commitment amount, are determined based upon the financial strength, historical performance and other qualifications of the borrower. Information on our warehouse lending portfolio follows:

	As of
	December 31,	September 30,	December 31,
	2006	2006	2005
	(Dollars in thousands)

Outstanding balance (book value)	$246,778	$166,948	$48,616
Total commitments	712,000	637,000	201,000

Since the reentering of the warehouse lending business in first quarter of 2005, we have experienced a significant growth. Total commitments increased 254% from $201 million at December 31, 2005 to $712 million at December 31, 2006.

For information related to the Company’s balance of non-performing assets and related credit reserves, see discussion in the “Credit Risk and Reserves” section at page 49.

NET INTEREST MARGIN

Information regarding our consolidated average balance sheets (all segments are combined), along with the total dollar amounts of interest income and interest expense and the weighted-average interest rates, follows:

	Three Months Ended
	December 31, 2006			December 31, 2005			September 30, 2006
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)

Assets
Securities	$5,005,888	$86,153	6.83%	$3,798,159	$56,911	5.94%	$4,889,155	$86,212	7.00%
Loans held for sale	13,975,255	245,896	6.98%	9,029,154	137,749	6.05%	10,825,266	196,924	7.22%
Mortgage loans held for investment	6,922,638	104,882	6.01%	5,534,897	70,634	5.06%	6,079,803	92,005	6.00%
Builder construction and income property	999,458	26,143	10.38%	854,451	21,562	10.01%	1,023,421	27,396	10.62%
Consumer construction	1,918,456	35,868	7.42%	1,550,080	22,155	5.67%	1,835,164	32,087	6.94%
Investment in Federal Home Loan Bank stock and other	1,046,419	15,266	5.79%	846,985	9,549	4.47%	854,208	12,127	5.63%

Total interest-earning assets	29,868,114	514,208	6.83%	21,613,726	318,560	5.85%	25,507,017	446,751	6.95%

Mortgage servicing assets	1,612,215			978,603			1,552,295
Other	2,285,160			1,087,238			2,080,669

Total assets	$33,765,489			$23,679,567			$29,139,981

Liabilities and shareholders’ equity
Interest-bearing deposits	$9,876,612	127,367	5.12%	$6,693,009	63,049	3.74%	$9,208,481	113,758	4.90%
Advances from Federal Home Loan Bank	12,700,996	161,454	5.04%	9,181,222	88,218	3.81%	9,783,887	115,769	4.69%
Other borrowings	6,403,620	92,741	5.75%	4,905,885	57,894	4.68%	5,682,601	80,513	5.62%

Total interest-bearing liabilities	28,981,228	381,562	5.22%	20,780,116	209,161	3.99%	24,674,969	310,040	4.99%

Other	2,815,678			1,398,804			2,593,633

Total liabilities	31,796,906			22,178,920			27,268,602
Shareholders’ equity	1,968,583			1,500,647			1,871,379

Total liabilities and shareholders’ equity	$33,765,489			$23,679,567			$29,139,981

Net interest income		$132,646			$109,399			$136,711

Net interest spread			1.61%			1.86%			1.96%

Net interest margin			1.76%			2.01%			2.13%

	Year Ended
	December 31, 2006			December 31, 2005
	Average		Yield	Average		Yield
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)

Assets
Securities	$4,658,402	$319,846	6.87%	$3,652,102	$208,560	5.71%
Loans held for sale	11,488,630	797,460	6.94%	7,746,762	430,857	5.56%
Mortgage loans held for investment	6,243,353	365,158	5.85%	5,282,342	256,427	4.85%
Builder construction and income property	980,164	100,103	10.21%	759,011	68,176	8.98%
Consumer construction	1,769,890	120,477	6.81%	1,447,135	81,252	5.61%
Investment in Federal Home Loan Bank stock and other	887,837	47,972	5.40%	757,659	29,083	3.84%

Total interest-earning assets	26,028,276	1,751,016	6.73%	19,645,011	1,074,355	5.47%

Mortgage servicing assets	1,436,725			786,622
Other	1,843,873			846,260

Total assets	$29,308,874			$21,277,893

Liabilities and shareholders’ equity
Interest-bearing deposits	$8,663,777	408,208	4.71%	$5,938,147	195,528	3.29%
Advances from Federal Home Loan Bank	10,560,896	491,300	4.65%	8,439,903	281,929	3.34%
Other borrowings	5,985,486	324,787	5.43%	4,235,298	172,187	4.07%

Total interest-bearing liabilities	25,210,159	1,224,295	4.86%	18,613,348	649,644	3.49%

Other	2,302,455			1,283,678

Total liabilities	27,512,614			19,897,026
Shareholders’ equity	1,796,260			1,380,867

Total liabilities and shareholders’ equity	$29,308,874			$21,277,893

Net interest income		$526,721			$424,711

Net interest spread			1.87%			1.98%

Net interest margin			2.02%			2.16%

Average balances are calculated on a daily basis. Non-performing loans are included in the average balances for the periods presented. The allowance for loan losses is excluded from the average loan balances.

The following tables summarize net interest margin by segment for the three months and years ended December 31, 2006 and 2005, and the three months ended September 30, 2006:

	Three Months Ended
	December 31, 2006			December 31, 2005			September 30, 2006
	Average	Net	Net	Average	Net	Net	Average	Net	Net
	Earning	Interest	Interest	Earning	Interest	Interest	Earning	Interest	Interest
	Assets	Income	Margin	Assets	Income	Margin	Assets	Income	Margin
	(Dollars in millions)

By Segment:
Thrift segment and other	$16,408	$68	1.64%	$13,365	$68	2.02%	$15,390	$78	2.02%
Mortgage banking segment	13,460	65	1.91%	8,249	41	2.00%	10,117	59	2.29%

Total Company	$29,868	$133	1.76%	$21,614	$109	2.01%	$25,507	$137	2.13%

	Year Ended
	December 31, 2006			December 31, 2005
	Average	Net	Net	Average	Net	Net
	Earning	Interest	Interest	Earning	Interest	Interest
	Assets	Income	Margin	Assets	Income	Margin
	(Dollars in millions)

By Segment:
Thrift segment and other	$15,307	$295	1.93%	$12,527	$263	2.10%
Mortgage banking segment	10,721	232	2.16%	7,118	162	2.27%

Total Company	$26,028	$527	2.02%	$19,645	$425	2.16%

The net interest margin during the fourth quarter of 2006 was 1.76%, a decline from 2.01% for the fourth quarter of 2005 and 2.13% for the third quarter of 2006. Net interest margin was compressed as the Company experienced the negative impact from the inverted yield curve on loans held for sale. In addition, funding costs in our thrift segment were negatively impacted by the expiration of $1.5 billion of low fixed-rate liabilities and the resultant repricing to current rates.

The net interest margin during the year ended December 31, 2006 was 2.02%, a decline from 2.16% for the year ended December 31, 2005, primarily as a result of the factors above.

Interest income and interest expense fluctuations depend upon changes in the average balances and interest rates of interest-earning assets and interest-bearing liabilities. The following table details changes attributable to:

	Increase/(Decrease) Due to
	Volume(1)	Rate(2)	Mix(3)	Total Change
	(Dollars in thousands)

Three Months Ended December 31, 2006 vs. 2005
Interest income:
Mortgage-backed securities	$18,096	$8,457	$2,689	$29,242
Loans held for sale	75,458	21,120	11,569	108,147
Mortgage loans held for investment	17,710	13,223	3,315	34,248
Builder construction and income property	3,659	788	134	4,581
Consumer construction	5,265	6,826	1,622	13,713
Investment in Federal Home Loan Bank stock and other	2,249	2,806	662	5,717

Total interest income	122,437	53,220	19,991	195,648
Interest expense:
Interest-bearing deposits	29,990	23,263	11,065	64,318
Advances from Federal Home Loan Bank	33,820	28,493	10,923	73,236
Other borrowings	17,675	13,156	4,016	34,847

Total interest expense	81,485	64,912	26,004	172,401

Net interest income	$40,952	$(11,692)	$(6,013)	$23,247

Year Ended December 31, 2006 vs. 2005
Interest income:
Mortgage-backed securities	$57,467	$42,193	$11,626	$111,286
Loans held for sale	208,114	106,869	51,620	366,603
Mortgage loans held for investment	46,651	52,524	9,556	108,731
Builder construction and income property	19,864	9,341	2,722	31,927
Consumer construction	18,122	17,255	3,848	39,225
Investment in Federal Home Loan Bank stock and other	4,997	11,855	2,037	18,889

Total interest income	355,215	240,037	81,409	676,661
Interest expense:
Interest-bearing deposits	89,748	84,257	38,675	212,680
Advances from Federal Home Loan Bank	70,850	110,701	27,820	209,371
Other borrowings	71,154	57,631	23,815	152,600

Total interest expense	231,752	252,589	90,310	574,651

Net interest income	$123,463	$(12,552)	$(8,901)	$102,010

(1)	Changes in volume are calculated by taking changes in average outstanding balances multiplied by the prior period’s rate.

(2)	Changes in the rate are calculated by taking changes in the average interest rate multiplied by the prior period’s volume.

(3)	Changes in rate/volume (“mix”) are calculated by taking changes in rates times the changes in volume.

INTEREST RATE SENSITIVITY

In addition to our hedging activities to mitigate the interest rate risk in our pipeline of mortgage loans held for sale, rate locks and our investment in servicing-related assets, we perform extensive, company-wide interest rate risk management. Our primary measurement tool used to evaluate interest rate risk over the comprehensive balance sheet is net portfolio value (“NPV”) analysis. The NPV analysis and duration gap estimate the exposure of the fair value of net assets attributable to shareholders’ equity to changes in interest rates.

The following sets forth the NPV and change in NPV that we estimate might result from a 100 basis point change in interest rates as of December 31, 2006, and December 31, 2005:

	December 31, 2006			December 31, 2005
		Effect of Change in			Effect of Change in
		Interest Rates			Interest Rates
		Decrease	Increase		Decrease	Increase
	Fair Value	100 bps	100 bps	Fair Value	100 bps	100 bps
			(Dollars in thousands)

Cash and cash equivalents	$541,545	$541,545	$541,545	$442,059	$442,059	$442,059
Trading securities	541,175	573,028	522,503	342,545	348,982	323,577
Available for sale securities	4,183,629	4,272,980	4,064,097	2,680,955	2,727,144	2,613,690
Loans held for sale	9,546,301	9,625,467	9,421,411	6,057,556	6,111,131	5,972,194
Loans held for investment	10,193,276	10,268,685	10,083,369	8,213,754	8,279,424	8,119,628
MSRs	1,822,455	1,393,979	2,142,276	1,114,630	930,932	1,239,189
Other assets	1,882,732	2,219,807	1,692,256	1,372,896	1,436,900	1,391,549

Total assets	$28,711,113	$28,895,491	$28,467,457	$20,224,395	$20,276,572	$20,101,886

Deposits	$10,936,012	$10,978,982	$10,894,553	$7,629,227	$7,665,078	$7,594,015
Advances from Federal Home Loan Bank	10,409,767	10,565,054	10,256,128	6,966,946	6,993,439	6,940,884
Other borrowings	3,464,290	3,466,577	3,462,006	2,990,570	2,992,630	2,988,513
Other liabilities	775,455	775,455	775,455	433,995	434,287	433,705

Total liabilities	25,585,524	25,786,068	25,388,142	18,020,738	18,085,434	17,957,117
Shareholders’ equity (NPV)	$3,125,589	$3,109,423	$3,079,315	$2,203,657	$2,191,138	$2,144,769

% Change from base case		(0.52)%	(1.48)%		(0.57)%	(2.67)%

Our NPV model has been built to focus on the Bank alone as the $0.8 billion of assets at the Parent Company and its non-bank subsidiaries have little interest rate risk exposure.

The increase in the net present value of equity from December 31, 2005 to December 31, 2006 is partly due to: (i) an increase in our balance sheet; (ii) an increase in retained earnings of Indymac Bank in the amount of $357.6 million; (iii) a capital contribution of $360.0 million from the Parent Company to Indymac Bank; and (iv) offset by a dividend payment of $178.1 million to the Parent Company. This analysis is based on instantaneous change in interest rates and does not reflect the impact of changes in hedging activities as interest rates change and changes in volumes and profits from our mortgage banking operations that would be expected to result from the interest rate environment.

In conjunction with the NPV analysis, we also estimate the net sensitivity of the fair value of our financial instruments to movements in interest rates using duration gap. This calculation is performed by estimating the change in dollar value due to an instantaneous parallel change in the interest rate curve. The resulting change in dollar value per one basis point change in interest rates is used to estimate the sensitivity of our portfolio. The dollar values per one basis point change are then aggregated to estimate the portfolio’s net sensitivity. To calculate duration gap, the net sensitivity is divided by the fair value of total interest-earning assets and expressed in months. A duration gap of zero implies that the change in value of assets from an instantaneous rate move will be accompanied by an equal and offsetting move in the value of debt and derivatives thus leaving the net fair value of equity unchanged.

The assumptions inherent in our interest rate shock models include expected valuation changes in an instantaneous and parallel interest rate shock, and assumptions as to the degree of correlation between the hedges and hedged assets and liabilities. These assumptions may not adequately reflect factors such as the spread-widening or spread-tightening risk among the changes in rates on Treasury, LIBOR/swap curve, mortgages, shape of the yield curve and volatility. In addition, the sensitivity analysis described in the prior paragraph is limited by the fact that it is performed at a particular point in time and does not incorporate other factors that would impact our financial performance in these scenarios, such as increases in income associated with the increase in production volume that could result from a decrease in interest rates. Consequently, the preceding estimates should not be viewed as a forecast, and it is reasonable to expect that actual results could vary significantly from the analyses discussed above.

At December 31, 2006, net duration gap for our mortgage banking and thrift segments was positive 1.5 month and negative 1.6 month, respectively, with the overall net duration gap of negative 0.4 month. Although our duration risk has been maintained at relatively low levels as indicated by our duration gap measures, fair value gains and losses will generally occur as market conditions change. We actively manage duration risk through asset selection by appropriate funding and hedging to within the duration limits approved by senior management and the Board of Directors.

The duration gap measures are estimated on a daily basis for the mortgage servicing rights and on a monthly basis for the assets in our thrift portfolio and pipeline.

CREDIT RISK AND RESERVES

The allowance for loan losses is allocated to various loan products for segment reporting purposes, and represents our judgments and assumptions at a specific point in time and may be reallocated in the future based on changes in performance and other circumstances. The entire allowance for loan losses is available to cover losses in any of the loan portfolios. The following summarizes the Company’s allowance for loan losses/credit discounts and non-performing assets as of December 31, 2006:

				Total
				Reserves		QTD	YTD
				as a		Net	Net
		Allowance		Percentage		Charge	Charge
		For		of	Non-	Offs/Net	Offs/Net
		Loan	Credit	Book	Performing	REO	REO
Type of Loan	Book Value	Losses	Discounts(1)	Value	Assets	(Gains)	(Gains)
	(Dollars in thousands)

Held for sale portfolio	$9,491,734		$39,191	0.41%	$54,347	$—	$—

Held for investment portfolio
SFR mortgage loans and HELOCs	6,507,221	$23,992		0.37%	68,699	5,632	7,324
Land and other mortgage loans	375,215	6,479		1.73%	5,959	210	210
Builder construction and income property loans	1,002,797	15,340		1.53%	13,313	231	534
Consumer construction loans	2,009,461	10,408		0.52%	15,666	1,103	2,574
Revolving warehouse lines of credit	246,778	298		0.12%	—	—	—

Total core held for investment loans	10,141,472	56,517		0.56%	103,637	7,176	10,642
Discontinued product lines(2)	35,737	5,869		16.42%	4,846	426	2,133

Total held for investment portfolio	10,177,209	$62,386		0.61%	108,483	7,602	12,775

Total loans	$19,668,943				$162,830	$7,602	$12,775

Foreclosed assets
Core portfolios					$20,918	$586	$(2,230)
Discontinued product lines					720	(15)	(5)

Total foreclosed assets					$21,638	$571	$(2,235)

Total non-performing assets					$184,468

Total non-performing assets as a percentage of total assets					0.63%

(1)	The amount represents the lower of cost or market adjustments on non-performing loans in the held for sale portfolio.

(2)	Discontinued product lines include manufactured home loans and home improvement loans, which were discontinued in 1999.

The following provides additional comparative data on non-performing assets:

	December 31,	December 31,	September 30,
	2006	2005	2006
	(Dollars in thousands)

Loans held for sale before market valuation reserves	$78,238	$31,050	$63,422
Market valuation reserves	(23,891)	(10,245)	(20,705)

Net non-performing loans held for sale	$54,347	$20,805	$42,717

Loans held for investment:
Portfolio loans
SFR mortgage loans	$68,699	$28,335	$56,256
Land and other mortgage loans	5,959	197	5,810
Builder construction and income property loans	13,313	430	3,462
Consumer construction loans	15,666	8,819	9,421

Total portfolio non-performing loans	103,637	37,781	74,949
Discontinued product lines	4,846	5,623	3,882

Total non-performing loans held for investment	$108,483	$43,404	$78,831

Total non-performing loans	162,830	64,209	121,548
Foreclosed assets	21,638	8,817	18,498

Total non-performing assets	$184,468	$73,026	$140,046

Allowance for loan losses to non-performing loans held for investment	58%	127%	77%

Total non-performing assets to total assets	0.63%	0.34%	0.51%

The following reflects the activity in the allowance for loan losses during the indicated periods:

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
	(Dollars in thousands)

Balance, beginning of period	$61,035	$55,533	$55,168	$52,891
Provision for loan losses	8,953	1,553	19,993	9,978
Charge-offs net of recoveries:
SFR mortgage loans	(5,632)	(208)	(7,324)	(1,428)
Land and other mortgage loans	(210)	—	(210)	(168)
Builder construction	(231)	(33)	(534)	(105)
Consumer construction	(1,103)	(585)	(2,574)	(2,022)
Discontinued product lines	(426)	(1,092)	(2,133)	(3,978)

Charge-offs net of recoveries	(7,602)	(1,918)	(12,775)	(7,701)

Balance, end of period	$62,386	$55,168	$62,386	$55,168

Annualized charge-offs to average loans held for investment	0.31%	0.10%	0.14%	0.10%
Charge-offs to quarterly production	0.03%	0.01%	0.01%	0.01%

Total credit-related reserves, including the allowance for loan losses and the market valuation reserves, totaled $86.3 million at December 31, 2006, compared to $65.4 million at December 31, 2005. As of December 31, 2006, the allowance for loan losses of $62.4 million for loans held for investment represented 0.61% of total loans held for investment, declining from 0.67% at December 31, 2005.

At December 31, 2006, non-performing assets as a percentage of total assets was 0.63%, increasing from 0.34% at December 31, 2005. The non-performing loans increased $65.1 million and $33.5 million in loans held for investment and loans held for sale, respectively. As a result of the increased delinquencies in these portfolios, foreclosure activities rose during the period, leading to increased foreclosed assets at December 31, 2006 to $21.6 million. At December 31, 2006, the allowance for loan losses to non-performing loans held for investment was 58%, down from 127% at December 31, 2005. The increase in non-performing loans held for investment is primarily due to the seasoning and the growth of the SFR mortgage loan portfolio. The increase in non-performing loans in the builder construction portfolio is mainly attributable to a loan of $9.0 million that was placed on non-accrual in the fourth quarter of 2006.

In the fourth quarter of 2006, net charge-offs increased to $7.6 million from $1.9 million in the fourth quarter of 2005. The increase is a direct result of loan delinquencies and non-performing loans trending up. Included in the charge-offs this quarter were $2.3 million of charge-offs related to the sale of non-performing loans.

The increase in non-performing loans held for sale is attributable to our growth in mortgage production and an increase in early payment defaults on certain products. A substantial number of these non-performing loans are covered by the early default provision in the purchase agreements and are subject to repurchase by the sellers.

Loans are generally placed on non-accrual status when they are 90 days past due. Non-performing assets include non-performing loans and foreclosed assets. We record the balance of our assets acquired in foreclosure or by deed in lieu of foreclosure at estimated net realizable value.

Our determination of the level of the allowance for loan losses and, correspondingly, the provision for loan losses, is based on management’s judgments and assumptions regarding various matters, including general economic conditions, loan portfolio composition, loan demand, delinquency trends and prior loan loss experience. Management continually evaluates these assumptions to reflect its judgments regarding these economic conditions and various relevant factors impacting credit quality and inherent losses. In assessing the adequacy of the allowance for loan losses in its entirety, management reviews the performance in the portfolios of loans held for investment and the non-core portfolio of discontinued product lines, which consists of manufactured housing and home improvement loans. A component of the overall allowance for loan losses is not specifically allocated to the loan portfolios (“unallocated component”). The unallocated component reflects management’s assessment of various factors that create inherent imprecision in the methods used to determine the specific portfolio allocations. Those factors include, but are not limited to levels of and trends in delinquencies and impaired loans, charge-offs and recoveries, volume and terms of the loans, effects of any changes in risk selection and underwriting standards, other changes in lending policies, procedures, and practices, and national and local economic trends and conditions. As of December 31, 2006, the unallocated component of the total allowance for loan losses was $17.2 million, compared to $18.7 million at December 31, 2005.

While we consider the allowance for loan losses to be adequate based on information currently available, future adjustments to the allowance may be necessary due to changes in economic conditions, delinquency levels, foreclosure rates, or loss rates. The level of allowance for loan losses is also subject to review by our primary federal regulator, the Office of Thrift Supervision (“OTS”). The OTS may require the allowance for loan losses be increased based on its evaluation of the information available to it at the time of its examination of the Bank.

With respect to mortgage loans held for sale, pursuant to the applicable accounting rules, we do not provide an allowance for loan losses. Instead, a component for credit risk related to loans held for sale is embedded in the market valuation for these loans. Lower of cost or market valuation adjustments related to the credit risk on loans held for sale totaled $39.2 million at December 31, 2006, up from $10.2 million at December 31, 2005, primarily due to the lower of cost or market adjustments on the loans repurchased during 2006 and increased delinquencies in the portfolio.

SECONDARY MARKET RESERVE

We do not generally sell loans with recourse in our loan sale activities. However, we can be required to repurchase loans from investors when our loan sales contain individual loans that do not conform to the representations and warranties we made at the time of sale. We have made significant investments in our pre-production and post-production quality control processes to identify potential issues that could cause repurchases. We believe that these efforts have improved our production quality; however, possible increases in default rates due to an economic slowdown could cause the overall rate of repurchases to remain constant or even increase. Since 1993, the Company has repurchased a small number of loans from its securitization trusts. The increase in repurchase activity in recent years has been primarily a function of Indymac’s increased loan sale volume to GSEs and whole loan sales. As a percentage of total loans sold, repurchases have remained relatively flat at 21 basis points for the year ended December 31, 2006 as compared to December 31, 2005. The following reflects the repurchase activities during the years ended December 31, 2006 and 2005:

	Year Ended
	December 31,	December 31,
	2006	2005
	(Dollars in millions)

Loans sold:
GSEs and whole loans	$47,878	$20,924
Securitization trusts	31,171	31,373

Total	$79,049	$52,297

Total repurchases(1)	$167	$106

Repurchases as a percentage of total loans sold during the period	0.21%	0.20%
Repurchase losses to loans sold during the period	0.025%	0.027%

(1)	Amounts exclude repurchases that are administrative in nature and generally are re-sold immediately at little or no loss.

The Company maintains a secondary market reserve for losses that arise in connection with loans that it may be required to repurchase from whole loan sales, sales to the GSEs, and securitizations. The reserve has two general components: reserves for repurchases arising from representation and warranty claims and reserves for repurchases arising from early payment defaults. Also included in the reserve was a $1.3 million charge provided in the third quarter of 2005 (reduction of gain on sale of loans) for potential investor claims from early payment defaults on loans that we previously sold and which were collateralized by properties in the areas affected by the Gulf Coast Hurricanes. This reserve was reversed to gain on sale in the second quarter of 2006.

The following reflects the activity in the reserve during the three months and year ended December 31, 2006:

	Three
	Months	Year
	(Dollars in thousands)

Balance, beginning of period	$30,190	$27,638
Additions/provisions	13,186	37,333
Actual losses/mark-to-market	(10,394)	(32,817)
Recoveries on previous claims	950	1,778

Balance, December 31, 2006	$33,932	$33,932

Secondary market reserve to loans sold — UPB outstanding(1)	0.025%	0.025%

(1)	Loans sold — UPB outstanding represents current outstanding principal balances on loans sold after January 1, 2004, excluding HELOCs and reverse mortgages.

In the second quarter of 2006, we repurchased $22.8 million of closed-end second loans from an investor due to an early payment default provision. In connection with this repurchase, we recorded an additional $5.2 million of provision. Our credit guidelines have subsequently been revised that will significantly reduce the origination of the lower credit quality closed-end second loans that gave rise to these repurchases. We relieved the reserve for $9.3 million through September 30, 2006, to establish discounts on these repurchased loans.

Reserve levels are a function of expected losses based on actual pending and expected claims and repurchase requests, historical experience, loan volume and loan sales distribution channels and the assessment of the probability of investor claims. While the ultimate amount of repurchases and claims is uncertain, management believes that the reserve is adequate. We will continue to evaluate the adequacy of our reserve and allocate a portion of our gain on sale proceeds to the reserve going forward. The entire balance of our secondary market reserve is included on the consolidated balance sheets as a component of other liabilities.

EXPENSES

GENERAL

A summary of expenses follows:

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2006	2005	2006	2006	2005
		(Dollars in thousands)

Salaries and related	$180,340	$144,754	$177,564	$689,742	$552,550
Premises and equipment	22,063	15,291	19,955	79,102	55,424
Loan purchase and servicing costs	14,754	11,713	14,246	55,055	42,739
Professional services	11,309	8,320	8,263	35,838	29,237
Data processing	17,962	12,850	16,831	64,826	45,341
Office and related	18,610	14,937	17,423	68,730	50,891
Advertising and promotion	10,001	11,553	10,742	44,369	44,959
Operations and sale of foreclosed assets	2,474	425	557	3,958	2,364
Litigation settlement	—	—	—	—	9,000
Other	3,946	2,708	3,315	13,586	10,391
Deferral of expenses under SFAS 91	(70,647)	(59,275)	(66,198)	(266,246)	(224,399)

Total operating expenses	210,812	163,276	202,698	788,960	618,497
Amortization of other intangible assets	429	139	430	1,123	591

Total expenses	$211,241	$163,415	$203,128	$790,083	$619,088

Our operating expenses increased 29% from $163.3 million for the three months ended December 31, 2005 to $210.8 million for the three months ended December 31, 2006. The increase is attributable to the Company’s operational growth and geographic expansions to execute on its strategy to increase production and revenue. Since the fourth quarter of 2005, we opened three new regional operations centers and a number of sales offices for the mortgage banking group and increased our consumer bank network to 29 branches, resulting in higher salaries and related, premises, data processing and office related expenses. The Company’s average FTE employees increased 26% from 6,733 for the three months ended December 31, 2005 to 8,477 for the three months ended December 31, 2006, including 620 FTE off-shore as part of our Global Resources program. We utilize the off-shore workforce predominantly in non-customer-facing back office functions to enhance service levels and improve efficiencies. Our operating expenses increased 4% compared to the third quarter of 2006 consistent with the 4% increase in average FTE employees.

As a result of the adoption and retrospective application of SFAS No. 123(R), total stock option expenses of $2.2 million and $2.9 million, for the quarters ended December 31, 2006 and 2005, respectively, have been recognized and included in the salaries and related expenses. For the years ended December 31, 2006 and 2005, the stock option expenses were $9.6 million and $12.1 million, respectively.

Operating expenses of $789.0 million for the year ended December 31, 2006 reflected an increase of 28% from the year ended December 31, 2005, consistent with the growth in our revenues and operations.

SHARE REPURCHASE ACTIVITIES

The following summarizes share repurchase activities during the three months ended December 31, 2006:

				Maximum
				Approximate
			Total Number of	Dollar Value
	Total		Shares Purchased	(in millions) of Shares
	Number of	Weighted	as Part of Publicly	that May Yet Be
	Shares	Average Price	Announced Plans or	Purchased Under the
Calendar Month:	Purchased(1)	Paid per Share	Programs	Program(2)

October 2006	—	N/A	—	$63.6
November 2006	—	N/A	—	63.6
December 2006	—	N/A	—	63.6

Total	—	N/A	—	63.6

(1)	All shares purchased during the periods indicated represent withholding of a portion of shares to cover taxes in connection with vesting of restricted stocks or exercise of stock options.

(2)	Our Board of Directors previously approved a $500 million share repurchase program. Since its inception in 1999, we have repurchased a total of 28.0 million shares through this program. In January 2007, we have obtained an authorization from the Board of Directors to repurchase an additional $236.4 million of common stock.

FUTURE OUTLOOK

On average, U.S. mortgage debt outstanding has grown approximately 7% to 8% per year over the last two decades and is projected, based on economic demographics, to continue this level of approximate growth. At this rate, mortgage debt outstanding roughly doubles every decade. Based on our confidence in our employees, hybrid thrift/mortgage banking business model, capital strength and ability to gain market share, Indymac aims to be among the top six lenders in the nation, while maintaining annualized earnings per share growth of at least 15%. Our annualized total return under current management for the period 1992 through December 31, 2006 was 23%. This performance exceeds the annualized returns of 12% for the Dow Jones Industrial Average and 11% for the S&P 500 Index over the same period.

The MBA is currently forecasting that mortgage industry volumes will decline a further 5% in 2007. We expect that competition in our industry will be tough and likely to intensify and that the housing market will be challenging. As a result, we believe that our revenue margins will remain under pressure and credit quality will continue to worsen to more normal levels. In light of these conditions, we are only providing broad guidance for 2007 results. We currently anticipate that our return on equity for 2007 will range from a low of 12.5% to a high of 17.5% with 15% as the base case. This base case ROE equates to estimated earnings per share of approximately $4.15. This guidance does not include any incremental impact to our returns that may result from initiatives to reduce cost, repurchase our common stock or further deploy capital through asset growth. We have not yet completed our updated forecast and plan to provide updated guidance during the year as the operating environment for our business becomes clearer.

This “Future Outlook” section contains certain forward-looking statements. See the section of this Form 8-K entitled “Forward-Looking Statements” for a description of factors which may cause our actual results to differ from those anticipated.

LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW

Our principal financing needs are to fund acquisitions of mortgage loans and our investment in mortgage loans, MBS and MSRs. Our primary sources of funds used to meet these financing needs are loan sales and securitizations, deposits, advances from the Federal Home Loan Bank (“FHLB”), borrowings, custodial balances and retained earnings. The sources used vary depending on such factors as rates paid, collateral requirements, maturities and the impact on our capital. Additionally, we may occasionally securitize mortgage loans that we intend to hold for investment to lower our costs of borrowing against such assets and reduce the capital requirement associated with such assets. During the quarter ended December 31, 2006, we had average total liquidity of $2.4 billion, which consists of unpledged liquid assets on hand plus amounts that may be immediately raised through the pledging of other available assets as collateral pursuant to committed financing facilities. We currently believe that our liquidity level is in excess of that necessary to satisfy our operating requirements and meet our obligations and commitments in a timely and cost effective manner.

PRINCIPAL SOURCES OF CASH

Loan Sales and Securitizations

Our business model relies heavily upon selling the majority of our mortgage loans shortly after acquisition. The proceeds of these sales are a critical component of the liquidity necessary for our ongoing operations. During the three months ended December 31, 2006, we sold $23.4 billion of mortgage loans, which represented approximately 90% of our funded mortgage loans during the period, to third party investors through three channels: (1) GSEs; (2) private label securitizations; and (3) whole loan sales. Our prime SFR mortgage loans division also acquired $0.7 billion of the mortgage loans for our portfolio of mortgage loans held for investment to provide future interest income for the Company. The remainder of our funded mortgage loans during the quarter is retained in our held for sale portfolio for future sale.

Our liquidity could be negatively impacted if any of our sales channels were disrupted. Disruptions in our whole loan sales and mortgage securitization transactions could occur as a result of the performance of our existing securitizations, as well as economic events or other factors beyond our control.

Advances from Federal Home Loan Bank

The FHLB system functions as a borrowing source for regulated financial depositories and similar institutions that are engaged in residential housing finance. As a member of the FHLB of San Francisco, we are required to own capital stock of the FHLB and are authorized to apply for advances from the FHLB, on a secured basis, in amounts determined by reference to available collateral. SFR mortgage loans, agency and AAA-rated MBS are the principal collateral that may be used to secure these borrowings, although certain other types of loans and other assets may also be accepted pursuant to FHLB policies and statutory requirements. The FHLB offers several credit programs, each with its own fixed or floating interest rate, and a range of maturities.

On March 15, 2006, the Federal Housing Finance Board published a proposed rule aimed at bolstering capital for the Federal Home Loan Banks (FHLBs). Among other things, this proposal would result in the respective FHLB reducing dividends paid to its members until such time as the respective FHLB capital reaches a specified level. In response to this proposal, the FHLB San Francisco had planned to cut dividends paid to be based on approximately 80% of its net income from previous 95% of net income until the retained earnings target was reached. The implementation of this proposal has been deferred indefinitely to allow more time for the FHLB to evaluate other alternatives.

Currently, Indymac Bank is approved for collateralized advances of up to $15.6 billion. At December 31, 2006, advances from FHLB totaled $10.4 billion, of which $7.0 billion were collateralized by mortgage loans and $3.4 billion were collateralized by mortgage-backed securities.

Deposits/Retail Bank

We solicit deposits from the general public and institutions by offering a variety of accounts and rates through our network of 29 branches in Southern California, our telebanking, and Internet channels. Through our web site at www.indymacbank.com, consumers can access their accounts 24-hours a day, seven days a week. Online banking allows customers to access their accounts, view balances, transfer funds between accounts, view transactions, download account information, and pay their bills conveniently from any computer terminal.

Our deposit products include regular savings accounts, demand deposit accounts, money market accounts, certificates of deposit, and individual retirement accounts as follows:

	December 31,		September 30,		December 31,
	2006		2006		2005
Deposit Category	Amount	Rate	Amount	Rate	Amount	Rate
	(Dollars in thousands)

Non-interest-bearing checking	$72,081	0.0%	$71,013	0.0%	$63,308	0.0%
Interest-bearing checking	54,844	1.2%	51,333	1.2%	55,479	1.3%
Savings	1,915,333	5.0%	1,696,859	4.9%	1,194,963	3.6%
Custodial accounts	616,904	0.0%	651,421	0.0%	493,936	0.0%

Total core deposits	2,659,162	3.6%	2,470,626	3.4%	1,807,686	2.4%
Certificates of deposit	8,238,844	5.2%	7,640,393	5.0%	5,864,238	4.0%

Total deposits	$10,898,006	4.8%	$10,111,019	4.6%	$7,671,924	3.6%

	December 31,		September 30,		December 31,
	2006		2006		2005
		% of		% of		% of
		Total		Total		Total
Deposit Channel	Amount	Deposits	Amount	Deposits	Amount	Deposits
			(Dollars in thousands)

Branch	$5,211,365	48%	$4,729,699	47%	$3,322,752	43%
Internet	1,185,423	11%	1,121,653	11%	798,518	10%
Telebanking	1,290,595	12%	1,249,974	12%	934,572	12%
Money desk	2,593,719	24%	2,358,272	23%	2,122,146	28%
Custodial	616,904	5%	651,421	7%	493,936	7%

Total deposits	$10,898,006	100%	$10,111,019	100%	$7,671,924	100%

Trust Preferred Securities and Warrants

On November 14, 2001, we completed an offering of Warrants and Income Redeemable Equity Securities (“WIRES”) to investors. Gross proceeds of the transaction were $175 million. The securities were offered as units consisting of trust preferred securities, issued by a trust formed by us, and warrants to purchase Indymac Bancorp’s common stock. As part of this transaction, Indymac Bancorp issued subordinated debentures to the trust and purchased common securities from the trust. The yield on the subordinated debentures and the common securities is the same as the yield on the trust preferred securities. The proceeds from the offering are used in ongoing operations and will fund future growth and/or repurchases of Indymac Bancorp common stock under its share repurchase program (see “Share Repurchase Activities” on page 54). Also, we issued 3,500,000 warrants, each convertible into 1.5972 shares of Indymac Bancorp’s common stock as part of the WIRES offering. Beginning on November 14, 2006, Indymac has the option to redeem the warrants for cash equal to the warrant value (the difference between $50 and the exercise price of the warrant), subject to the conditions in the prospectus. During 2006, a total of 2.5 million warrants were exercised at an average exercise price of $35.09 per share to purchase 4.0 million shares of Indymac Bancorp’s common stock. To date, total warrants of 2.6 million have been exercised and converted into a total of 4.1 million shares of Indymac Bancorp’s common stock. Subordinated debentures redeemed in conjunction with the warrant exercises totaled $64.5 million as of December 31, 2006.

In December 2006, we issued an additional $60 million in pooled trust preferred securities. To date, we have issued $368 million trust preferred securities (without warrants attached) as summarized below:

	Face Amount	Interest Rate
	(Dollars in thousands)

December 2006	$20,000	6.74%
December 2006	40,000	6.90%
September 2006	38,000	6.96%
June 2006	90,000	7.35%
December 2005	90,000	6.31%
December 2004	30,000	5.83%
December 2003	30,000	6.30%
July 2003	30,000	6.05%

Interest rates on these securities are fixed for terms ranging from 5 to 10 years, after which the rates reset quarterly indexed to 3-month LIBOR. The securities can be called at the option of Indymac Bancorp five or ten years after issuance. In each of these transactions, Indymac Bancorp issued subordinated debentures to, and purchased common securities from, each of the trusts. The rates on the subordinated debentures and the common securities in each of these transactions matches the rates on the related trust preferred securities. The proceeds of these securities have been used in ongoing operations.

Upon the adoption of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (“ARB”) No. 51,” on July 1, 2003, the trusts have been deconsolidated from the financial statements of the Company. Book values of the subordinated debentures underlying the trust preferred securities, which represent the liabilities due from Indymac Bancorp to the trusts, totaled $456.7 million and $308.7 million at December 31, 2006, and December 31, 2005, respectively. These subordinated debentures are included in Other Borrowings on the consolidated balance sheets.

Other Borrowings, Excluding Subordinated Debentures Underlying Trust Preferred Securities

Other borrowings, excluding the subordinated debentures underlying the trust preferred securities, consist of loans and securities sold under committed financing facilities and uncommitted agreements to repurchase, notes payable and asset-backed commercial paper. Total other borrowings increased to $4.2 billion at December 31, 2006, from $4.1 billion at December 31, 2005.

In April 2006, we established the Northlake Capital Funding Program, a single seller asset-backed commercial paper facility, which allows us to issue directly, secured liquidity notes backed by mortgage loans. Both the collateral pledged and secured liquidity notes are recorded on our balance sheet as assets and liabilities, respectively. The secured liquidity notes have been rated F-1+ by Fitch Ratings, P-1 by Moody’s Investors Service and A-1+ by Standard & Poor’s, and are supported by credit enhancements, such as overcollateralization, excess spread, and market value agreements provided by highly rated counterparties. We are authorized to issue up to $2.5 billion in short-term notes, with expected maturities not to exceed 180 days after issuance and final maturities of 60 days following the expected maturities. As of December 31, 2006, we had $1.1 billion in secured liquidity notes outstanding.

In November 2006, we established a multi-seller Asset-Backed Commercial Paper facility, structured as a repurchase facility to provide up to $1.5 billion dedicated financing for our Construction to Permanent, Lot, and Reverse Mortgage loans. This is an annually renewable 364-day committed facility administered by Citicorp North America, Inc. As of December 31, 2006, we had outstanding totaling $1.1 billion under this facility.

At December 31, 2006, we had $8.4 billion in committed financing facilities ($8.0 billion whole loan facilities, $300 million bond facilities and $100 million in unsecured revolving line of credit). Of these committed financing facilities, $3.1 billion was utilized and $2.2 billion was available for use, based on eligible collateral. Decisions by our lenders and investors to make additional funds available to us in the future will depend upon a number of factors. These include our compliance with the terms of existing credit arrangements, our financial performance, eligible collateral, changes in our credit rating, industry and market trends in our various businesses, the general availability and interest rates applicable to financing and investments, the lenders’ and/or investors’ own resources and policies concerning loans and investments and the relative attractiveness of alternative investment or lending opportunities. As of December 31, 2006, we believe we were in compliance with all representations, warranties, and financial covenants under our borrowing facilities.

Direct Stock Purchase Plan

Our direct stock purchase plan offers investors the ability to purchase shares of our common stock directly over the Internet. For those interested in investing over $10,000, investors can also participate in the waiver program administered by Mellon Investor Services LLC. During the quarter ended December 31, 2006, we raised $24.7 million of capital by issuing 563,195 shares common stock through this plan. For the year ended December 31, 2006, total capital raised amounted to $148.5 million through the issuance of 3,532,360 shares of common stock.

Capital Raising and Deployment Strategies

To optimize its capital structure and shareholders’ returns, the Company has obtained an authorization from the Indymac Bancorp Board of Directors to purchase an additional $236.4 million of Indymac Bancorp common stock pursuant to the stock repurchase program previously approved by the Board of Directors (see “Share Repurchase Activities” on page 54). Additionally, the Indymac Bank Board of Directors has approved the following capital raising initiatives: 1) issuing up to $500 million in non-cumulative perpetual preferred securities; and 2) issuing up to $200 million in senior subordinated debt.

PRINCIPAL USES OF CASH

In addition to the financing sources discussed above, our cash needs are funded by net cash flows from operations, sales of mortgage-backed securities and principal and interest payments on loans and securities. The amounts of net acquisitions of loans held for sale, and trading securities included as components of net cash used in operating activities, totaled $7.9 billion during the year ended December 31, 2006 and $4.8 billion during the year ended December 31, 2005. Excluding the purchase and sale activity for loans held for sale and trading securities, the net cash provided by the Company’s operating activities totaled $490.5 million and $222.9 million for the years ended December 31, 2006 and 2005, respectively.

REGULATORY CAPITAL REQUIREMENTS

Indymac Bank is subject to regulatory capital regulations administered by the federal banking agencies. As of December 31, 2006, Indymac Bank met all of the requirements of a “well-capitalized” institution under the general regulatory capital regulations.

The Company’s business is primarily centered on single-family lending and the related production and sale of loans. As such, the accumulation of MSRs is a large component of our strategy. As of December 31, 2006, the capitalized value of MSRs was $1.8 billion. OTS regulations generally impose higher capital requirements on MSRs that exceed total Tier 1 capital. These higher capital requirements could result in lowered returns on our retained assets and could limit our ability to retain servicing assets. We have flexibility to sell or retain MSRs and the ability to increase our capital base through retention of earnings and other capital raising activities. While management believes that compliance with the capital limits on MSRs will not materially impact future results, no assurance can be given that our plans and strategies will be successful.

During 2001, the OTS issued guidance for subprime lending programs which requires a lender to quantify the additional risks in its subprime lending activities and determine the appropriate amounts of allowances for loan losses and capital it needs to offset those risks. The Company generally classifies all non-GSE loans in a first lien position with a FICO score less than 620 and all non-GSE loans in a second lien position with a FICO score less than 660 as subprime. We report our subprime loan calculation in an addendum to the Thrift Financial Report that we file with the OTS. Subprime loans held for investment and subprime loans held for sale which are either delinquent or more than 90 days old since origination are supported by capital two times that of similar prime loans. These subprime loans totaled $101.6 million at December 31, 2006. The impact of the additional risk-weighting criteria related to subprime loans had the effect of reducing Indymac’s total risk-based capital by 5 basis points.

In December 2006, the federal bank and thrift regulatory agencies issued an interim decision that any amounts reported in AOCI resulting from the adoption of SFAS No. 158 should be excluded from regulatory capital until the regulatory agencies determine otherwise. As a result, $6.2 million in AOCI was excluded from our regulatory capital.

The following presents Indymac Bank’s actual and required capital ratios and the minimum required capital ratios to be categorized as “well-capitalized” at December 31, 2006:

		Adjusted for
	As Reported	Additional Subprime
	Pre-Subprime Risk-Weighting	Risk-Weighting	Well-Capitalized Minimum

Capital Ratios:
Tier 1 core	7.39%	7.39%	5.00%
Tier 1 risk-based	11.40%	11.35%	6.00%
Total risk-based	11.77%	11.72%	10.00%

We believe that, under current regulations, Indymac Bank will continue to meet its “well-capitalized” minimum capital requirements in the foreseeable future. Indymac Bank’s regulatory capital compliance could be impacted, however, by a number of factors, such as changes to applicable regulations, adverse action by our regulators, changes in our mix of assets, interest rate fluctuations, loan loss provisions and credit losses, or significant changes in the economy in areas where we have most of our loans. Any of these factors could cause our actual future results to vary from anticipated future results and consequently could have an adverse impact on the ability of Indymac Bank to meet its future minimum capital requirements.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

INDYMAC BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
	(Unaudited)
	(Dollars in thousands)

ASSETS
Cash and cash equivalents	$541,725	$442,525
Securities classified as trading ($152.9 million and $96.8 million pledged as collateral for borrowings at December 31, 2006 and December 31, 2005, respectively)	542,731	348,962
Securities classified as available for sale, amortized cost of $4.9 billion and $3.8 billion at December 31, 2006 and December 31, 2005, respectively ($4.1 billion and $2.7 billion pledged as collateral for borrowings at December 31, 2006 and December 31, 2005, respectively)	4,900,514	3,753,195
Loans receivable:
Loans held for sale
SFR mortgage	8,801,252	5,170,168
HELOC	633,096	755,040
Consumer lot loans	33,495	98,976

Total loans held for sale	9,467,843	6,024,184

Loans held for investment
SFR mortgage	6,519,340	5,441,521
Consumer construction	2,009,461	1,656,963
Builder construction	1,002,797	838,772
HELOC	23,618	31,882
Land and other mortgage	375,215	260,615
Revolving warehouse lines of credit	246,778	48,616
Allowance for loan losses	(62,386)	(55,168)

Total loans held for investment	10,114,823	8,223,201

Total loans receivable ($14.9 billion and $10.2 billion pledged as collateral for borrowings at December 31, 2006 and December 31, 2005, respectively)	19,582,666	14,247,385
Mortgage servicing rights	1,822,455	1,094,490
Investment in Federal Home Loan Bank stock	762,054	556,262
Interest receivable	217,667	131,644
Goodwill and other intangible assets	112,608	80,847
Foreclosed assets	21,638	8,817
Other assets	991,258	788,172

Total assets	$29,495,316	$21,452,299

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$10,898,006	$7,671,924
Advances from Federal Home Loan Bank	10,412,800	6,953,000
Other borrowings	4,637,000	4,367,270
Other liabilities	1,519,242	916,664

Total liabilities	27,467,048	19,908,858

Shareholders’ Equity
Preferred stock — authorized, 10,000,000 shares of $0.01 par value; none issued	—	—
Common stock — authorized, 200,000,000 shares of $0.01 par value; issued 102,258,939 shares (73,017,356 outstanding) at December 31, 2006, and issued 93,436,622 shares (64,246,767 outstanding) at December 31, 2005	1,023	934
Additional paid-in-capital	1,597,814	1,318,751
Accumulated other comprehensive loss	(31,439)	(15,157)
Retained earnings	983,348	759,330
Treasury stock, 29,241,538 shares and 29,189,855 shares at December 31, 2006 and December 31, 2005, respectively	(522,478)	(520,417)

Total shareholders’ equity	2,028,268	1,543,441

Total liabilities and shareholders’ equity	$29,495,316	$21,452,299

INDYMAC BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
	(Unaudited)
	(Dollars in thousands, except per share data)

Interest income
Mortgage-backed and other securities	$86,153	$56,911	$319,846	$208,560
Loans held for sale
SFR mortgage	222,992	123,054	708,932	387,993
HELOC	21,654	12,256	80,202	33,898
Consumer lot loans	1,250	2,439	8,326	8,966

Total loans held for sale	245,896	137,749	797,460	430,857
Loans held for investment
SFR mortgage	91,078	63,794	321,349	235,302
Consumer construction	35,868	22,155	120,477	81,252
Builder construction	26,143	21,562	100,103	68,176
Land and other mortgage	9,647	5,649	32,650	17,631
HELOC	573	538	2,436	2,197
Revolving warehouse lines of credit	3,584	653	8,723	1,297

Total loans held for investment	166,893	114,351	585,738	405,855
Other	15,266	9,549	47,972	29,083

Total interest income	514,208	318,560	1,751,016	1,074,355
Interest expense
Deposits	127,367	63,049	408,208	195,528
Advances from Federal Home Loan Bank	161,454	88,218	491,300	281,929
Other borrowings	92,741	57,894	324,787	172,187

Total interest expense	381,562	209,161	1,224,295	649,644

Net interest income	132,646	109,399	526,721	424,711
Provision for loan losses	8,953	1,553	19,993	9,978

Net interest income after provision for loan losses	123,693	107,846	506,728	414,733
Other income
Gain on sale of loans	164,971	137,390	668,054	592,175
Service fee income	22,123	18,714	101,317	44,235
(Loss) gain on mortgage-backed securities, net	(4,129)	5,933	20,482	17,866
Fee and other income	12,846	11,113	50,122	36,701

Total other income	195,811	173,150	839,975	690,977

Net revenues	319,504	280,996	1,346,703	1,105,710
Other expense
Operating expenses	210,812	163,276	788,960	618,497
Amortization of other intangible assets	429	139	1,123	591

Total other expense	211,241	163,415	790,083	619,088

Earnings before provision for income taxes and minority interests	108,263	117,581	556,620	486,622
Provision for income taxes	36,022	46,646	212,567	191,989

Net earnings before minority interests	72,241	70,935	344,053	294,633
Minority interests	—	497	1,124	1,505

Net earnings	$72,241	$70,438	$342,929	$293,128

Earnings per share:
Basic	$1.02	$1.11	$5.07	$4.67
Diluted	$0.97	$1.06	$4.82	$4.43
Weighted-average shares outstanding:
Basic	71,059	63,650	67,701	62,760
Diluted	74,443	66,737	71,118	66,115
Dividends declared per share	$0.50	$0.42	$1.88	$1.56

INDYMAC BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

				Accumulated
			Additional	Other		Total		Total
	Shares	Common	Paid-In-	Comprehensive	Retained	Comprehensive	Treasury	Shareholders’
	Outstanding	Stock	Capital	Loss	Earnings	Income	Stock	Equity
	(Unaudited)
	(Dollars in thousands)

Balance at December 31, 2004	61,995,480	$912	$1,186,682	$(20,304)	$616,516	$—	$(519,835)	$1,263,971
Cumulative-effect adjustment due to change in accounting for common stock options	—	—	68,111	—	(51,811)	—	—	16,300

Balance at December 31, 2004, retrospectively adjusted	61,995,480	912	1,254,793	(20,304)	564,705	—	(519,835)	1,280,271
Exercises of common stock options	1,833,369	18	43,435	—	—	—	—	43,453
Exercises of warrants	138,794	1	3,035	—	—	—	—	3,036
Compensation expenses for common stock options	—	—	12,109	—	—	—	—	12,109
Net officers’ notes receivable payments	—	—	101	—	—	—	—	101
Deferred compensation, restricted stock, net of forfeitures and amortization	295,544	3	5,278	—	—	—	—	5,281
Net unrealized loss on mortgage-backed securities available for sale	—	—	—	(16,733)	—	(16,733)	—	(16,733)
Net unrealized gain on derivatives used in cash flow hedges	—	—	—	21,880	—	21,880	—	21,880
Purchases of common stock	(16,420)	—	—	—	—	—	(582)	(582)
Cash dividends	—	—	—	—	(98,503)	—	—	(98,503)
Net earnings, retrospectively adjusted	—	—	—	—	293,128	293,128	—	293,128

Total comprehensive income	—	—	—	—	—	$298,275	—	—

Balance at December 31, 2005, retrospectively adjusted	64,246,767	934	1,318,751	(15,157)	759,330	—	(520,417)	1,543,441
Cumulative-effect adjustment due to change in accounting for MSRs	—	—	—	—	10,624	—	—	10,624
Adjustment on initial application of SFAS No. 158, net of tax	—	—	—	(6,168)	—	(6,168)	—	(6,168)
Issuance of common stock	3,532,360	35	148,435	—	—	—	—	148,470
Exercises of common stock options	857,489	9	23,486	—	—	—	—	23,495
Exercises of warrants	3,957,000	40	86,883	—	—	—	—	86,923
Compensation expenses for common stock options	—	—	9,630	—	—	—	—	9,630
Net officers’ notes receivable payments	—	—	109	—	—	—	—	109
Deferred compensation, restricted stock, net of forfeitures and amortization	475,468	5	10,520	—	—	—	—	10,525
Net unrealized gain on mortgage-backed securities available for sale	—	—	—	5,921	—	5,921	—	5,921
Net unrealized loss on derivatives used in cash flow hedges	—	—	—	(16,035)	—	(16,035)	—	(16,035)
Purchases of common stock	(51,728)	—	—	—	—	—	(2,061)	(2,061)
Cash dividends	—	—	—	—	(129,535)	—	—	(129,535)
Net earnings	—	—	—	—	342,929	342,929	—	342,929

Total comprehensive income	—	—	—	—	—	$326,647	—	—

Balance at December 31, 2006	73,017,356	$1,023	$1,597,814	$(31,439)	$983,348		$(522,478)	$2,028,268

INDYMAC BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year
	Ended December 31,
	2006	2005
	(Unaudited)
	(Dollars in thousands)

Cash flows from operating activities:
Net earnings	$342,929	$293,128
Adjustments to reconcile net earnings to net cash used in operating activities:
Gain on sale of loans	(668,054)	(592,175)
Compensation expenses related to stock options and restricted stocks	20,155	17,389
Other amortization and depreciation	93,515	59,393
Change in valuation of mortgage servicing rights, including amortization	367,234	269,586
Gain on mortgage-backed securities, net	(20,482)	(17,866)
Provision for loan losses	19,993	9,978
Net increase in deferred tax liability	245,115	166,369
Net decrease in other assets and liabilities	90,121	17,110

Net cash provided by operating activities before activity for trading securities and loans held for sale	490,526	222,912
Net sales of trading securities	360,547	109,721
Net purchases and originations of loans held for sale	(8,253,670)	(4,909,424)

Net cash used in operating activities	(7,402,597)	(4,576,791)

Cash flows from investing activities:
Net sales of and payments from loans held for investment	989,919	1,109,017
Purchases of mortgage-backed securities available for sale	(599,675)	(819,997)
Proceeds from sales of and principal payments from mortgage-backed securities available for sale	426,739	822,748
Net increase in investment in Federal Home Loan Bank stock, at cost	(205,792)	(165,546)
Net decrease (increase) in real estate investment	10,780	(32,260)
Net purchases of property, plant and equipment	(99,947)	(109,076)
Purchase of Financial Freedom minority interest	(40,000)	—

Net cash provided by investing activities	482,024	804,886

Cash flows from financing activities:
Net increase in deposits	3,222,155	1,925,557
Net increase in advances from Federal Home Loan Bank	3,459,800	791,000
Net increase in borrowings	69,797	1,104,208
Net proceeds from issuance of common stock	148,470	—
Net proceeds from issuance of trust preferred securities	188,000	90,000
Redemption of trust preferred securities	(47,271)	—
Net proceeds from stock options, warrants and notes receivable	110,418	46,591
Cash dividends paid	(129,535)	(98,501)
Purchases of common stock	(2,061)	(582)

Net cash provided by financing activities	7,019,773	3,858,273

Net increase in cash and cash equivalents	99,200	86,368
Cash and cash equivalents at beginning of period	442,525	356,157

Cash and cash equivalents at end of period	$541,725	$442,525

Supplemental cash flow information:
Cash paid for interest	$1,168,615	$600,683

Cash (received) paid for income taxes	$(56,258)	$70,312

Supplemental disclosure of non-cash investing and financing activities:
Net transfer of loans held for sale to loans held for investment	$2,951,131	$2,691,949

Net transfer of mortgage servicing rights to trading securities	$4,723	$8,491

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit
Number	Description

3.1	IndyMac Bancorp, Inc. Amended and Restated Bylaws.
10.1	Board Compensation Policy and Stock Ownership Requirements, revised January 23, 2007.
99.1	Press Release regarding IndyMac Bancorp, Inc. Earnings for the Three Months and Year Ended December 31, 2006.
99.2	Webcast Presentation regarding IndyMac Bancorp, Inc. Earnings Review.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of Director

On January 23, 2007, the IndyMac Bancorp, Inc. (the “Company”) Board of Directors (the “Board”) appointed, effective as of January 23, 2007, Lydia H. Kennard to the Board, filling a vacancy on the Board created when the Board approved an increase in the size of the Board from 9 to 10 members. Ms. Kennard will serve on the Board’s Strategic and Financial Planning Committee and will also continue to serve on the Board of Directors of IndyMac Bank, F.S.B. (the “Bank”), and on the Bank’s Strategic and Financial Planning Committee and Compliance and Technology Committee.

Ms. Kennard will be compensated as a non-employee director under the Company’s Board Compensation Policy & Stock Ownership Requirements (the “Board Policy”), as described below. In addition, she will continue to participate in the Bank’s standard director compensation plans.

There is no arrangement or understanding between Ms. Kennard and any other person(s) pursuant to which she was selected as a director. Ms. Kennard is not a party to any related party transaction that would require disclosure under Item 404(a) of Regulation S-K.

Amendment of Board Compensation Policy

On January 23, 2007, the Board amended the Company’s Board Policy in connection with the Board’s adoption of certain amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) relating to the election of directors. The Board Policy provides for the following cash compensation to the Company’s non-employee directors:

•	$75,000 annual retainer (all non-employee directors);

•	$20,000 additional retainer for each non-employee member of the Audit Committee;

•	$3,000 additional retainer for the Presiding Director (reduced from $4,000 per the amendment to the Board policy on January 23, 2007);

•	$2,500 for Committee chairs for each meeting chaired in a calendar year;

•	$2,500 per meeting for Committee members after the fourth Committee meeting attended in a calendar year; and

•	$2,500 per day for attendance at other qualifying board-related functions (as determined by the Chair of the Corporate Governance Committee).

Non-employee directors serving on both the Company and Bank boards will not receive duplicate retainers, and only one set of meeting fees will be paid with respect to attendance at meetings of parallel Company and Bank committees.

Each non-employee director will receive the following equity compensation, on an annual basis::

•	A non-qualified stock option to purchase a number of shares of the Company’s common stock equal to 0.0125% of the issued and outstanding shares of such common stock as of the end of the preceding fiscal year (excluding treasury shares), but in no event less than 3,750 shares, and

•	A number of restricted shares of the Company’s common stock having a fair market value equal to the value of such option, determined using the same valuation method as then used by the Company for financial reporting purposes.

Options and restricted shares will be granted automatically on the same date that annual grants of equity incentive awards are made to employees. Newly elected non-employee directors automatically will receive awards as follows: (i) if the non-employee director is elected within six months following the annual grant date, he or she will receive options for the number of shares covered by the most recent annual director grant; or (ii) if the non-employee director is elected more than six months following the most recent annual grant date, but before the next annual grant date, he or she will receive options for one-half the number of shares covered by the most recent annual director grant. The number of restricted shares granted will be determined according to the value of the option grant, as described above.

Options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, will vest on the first anniversary of the grant date, and will expire on the latest date permitted under the IndyMac Bancorp, Inc. 2002 Incentive Plan, as amended and restated (presently the tenth anniversary of the grant date), or earlier in the event of a non-employee director’s termination of service. Restricted shares will vest in equal annual installments over a three-year period, and any dividends on such shares will accrue and vest at the same time. Prior to the amendment to the Board policy on January 23, 2007, vesting for options and restricted shares accelerated in full upon a change in control, a non-employee director’s death or disability, or a non-employee director’s failure to be renominated or reelected to the board after five years of service as a director, provided that the director remains on the board until his or her normal term expires.

The Board amended the Board Policy to provide that, in addition to the foregoing vesting accelerators, the options and restricted shares will become immediately vested in the event the recipient ceases to be a director pursuant to the Board’s acceptance of a director’s resignation as contemplated by Article II, Section 12 of the Bylaws after such director fails to receive a sufficient number of votes for re-election, in accordance with the Bylaws, at the next stockholders meeting. In the case of options, such director will have one year after termination to exercise such option(s).

The text of the Board Policy is filed as an exhibit to this Current Report on Form 8-K, and incorporated herein by reference.

In addition, the amendment reduced the annual retainer from $4,000 to $3,000 for directors serving as Presiding Director.

ITEM 5.03(A)  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Amendments to Bylaws

On January 23, 2007, the Board, in accordance with Article XIV of the Bylaws, amended the Bylaws, effective on such date, to revise the following: the provisions of the Bylaws relating to the existing majority voting standard for the election of directors; the director resignation provisions in order to conform to a new Delaware law recognizing advance, irrevocable contingent resignations; the advance notice provisions relating to stockholder nominations of persons for election to the Board; and certain other provisions relating to the Company’s officers, directors and procedural matters, in each case as described below.

The voting standard for the election of directors set forth in Section 6 of Article II was amended to clarify the majority vote standard previously in the Bylaws and to provide that a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, except in those instances where the number of director nominees that were nominated by (i) the Board, (ii) any stockholder, or (iii) a combination of nominees by the Board and any stockholder, exceeds the number of directors to be elected to the Board, in which case the directors will be elected by a plurality of the votes cast at the stockholders meeting. Section 6 of Article II was also amended to provide that voting at meetings of stockholders need not be by written ballot, to permit stockholders and proxyholders to participate in stockholders meetings by means of remote communication and to delete the provision requiring proxies to be executed in writing by the stockholder or by his duly authorized attorney-in-fact.

In order to conform to a new Delaware law recognizing advance, irrevocable contingent resignations, Section 12 of Article II was amended to require incumbent directors to submit an irrevocable offer of resignation in order to become a nominee for re-election which offer of resignation becomes effective upon (a) (i) the nominee’s failure to receive the required majority stockholder vote for re-election or (ii) the determination by the Board not to nominate such person to stand for re-election and the failure of the candidate nominated to succeed such person, if any, to obtain the required majority stockholder vote, and (b) acceptance of such resignation by the Board. The revised provision also establishes a process for the Board’s consideration of such a resignation. The revised provision further provides that the Board will fill director vacancies and newly created directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors.

In addition to the amendments relating to the majority vote standard and director resignations, the Board also adopted amendments to the advance notice provisions contained in Section 10 of Article II of the Bylaws which provide that:

•	in addition to the requirements previously specified in the Bylaws, a stockholder’s notice regarding nomination of directors must include (i) a statement as to whether the director nominee intends to submit an irrevocable form of resignation as described above, (ii) a description of all direct and indirect compensation and other material monetary arrangements during the past three years, and any other material relationships, between or among such stockholder and the proposed director nominee, and (iii) the names and addresses of any other stockholders or beneficial owners known to be supporting such nomination by the proposing stockholder, if any, on whose behalf the nomination is made. As amended, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the independence of such proposed nominee; and

•	no person, other than a director nominated for election or re-election by the Board, will be eligible for election as a director unless the Company receives a written questionnaire with respect to the background and qualification of such person and a written representation and agreement that such person (a) is not and will not become a party to certain voting commitments, (b) is not and will not become a party to any agreement with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with his or her service as a director that has not been disclosed to the Company, and (c) would be in compliance and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company and execute any agreement directors of the Company are requested to execute.

The Board’s Policy & Guidelines on Director Candidates Recommended by Stockholders has been revised in a similar manner.

The Bylaw provisions relating to meetings of the stockholders were further amended in Section 3 of Article II to permit the Chief Executive Officer to call a special meeting of the stockholders and to remove such authority from the President. Section 4 of Article II was amended to provide that notice of all stockholders meetings may be given electronically (by email, facsimile or electronic network posting), in addition to the written notice method that was previously specified in the Bylaws, provided that the stockholder to whom the electronic notice is given consents to such form of electronic notice. Section 4 was further amended to provide that the adjournment of an annual meeting will not commence a new time period for purposes of the advance notice provisions of the Bylaws relating to stockholder nominations of persons for election as directors. The amendment also clarifies that once a share is represented for any purpose at a meeting, it will be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. Section 8 of Article II was amended to provide that the chairman of any meeting of the stockholders has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

The provisions of the Bylaws relating to meetings of the Board were also amended. In particular, Section 10 of Article III was amended to provide that the Chief Executive Officer may call a special meeting of the Board, in addition to those persons previously specified by the Bylaws, which include two or more directors of the Company, the Chairman of the Board, or the President. Section 11 of Article III was amended to revise the notice requirements relating to special meetings of the Board. Section 13 of Article III was amended to provide that in the absence or inability of the Chairman of the Board to preside at a Board meeting, another director chosen by a majority of the directors present will act as chairman. Prior to this amendment, the President would act as chairman in such an event.

Article IV of the Bylaws relating to committees of the Board was amended in Section 1 to reduce the number of directors required to be on a committee from two to one, as well as in Section 4 to delete the requirement that at least two members of a committee be present in person at any committee meeting in order to constitute a quorum for the transaction of business. As amended, the Bylaws require one-third of the members of a committee to be present in person.

The provisions of the Bylaws relating to the Company’s officers contained in Article V have been amended, consistent with Company practice, to clarify that the Chairman of the Board and the Chief Executive Officer will serve at the pleasure of the Board. As amended, the Board, or a committee thereof, will appoint the Secretary and Treasurer and may appoint such other officers as it deems necessary, including, without limitation, a President, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Article V was further amended in Section 2 to provide that the Board may delegate to the Chief Executive Officer the power to determine compensation of officers of the Company, other than the Chief Executive Officer. In addition, Section 3 of Article V was amended to provide that the Board may delegate to a committee thereof the authority to remove an officer with or without cause. Additional sections of Article V were amended to clarify the role of each officer.

The Bylaws have also been amended to correct certain typographical errors, duplicative phrases and references to the Company’s Certificate of Incorporation. The text of the Amended and Restated Bylaws is filed as an exhibit to this Current Report on Form 8-K, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indymac Bancorp, Inc.
(Registrant)

By:	/s/ Michael W. Perry
Michael W. Perry
Chairman of the Board of Directors
and Chief Executive Officer

Date: January 25, 2007